  As filed with the Securities and Exchange Commission on October 9, 1997
 ==========================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         CONNECTICUT VALLEY SPORTS, INC.
                         (Name of Small Business Issuer)
                         -------------------------------

         DELAWARE                          3484                               13-3890380
(State or other jurisdiction of   (Primary Standard Industrial     (I.R.S. Employer Identification
incorporation or organization)     Classification Code Number)      Number)

                          -----------------------------

                              4004 Highway 93 North
                           Stevensville, Montana 59870
                                 (406) 777-5534


              (Address and Telephone Number of Principal Executive
                         Offices and Place Of Business)
               ---------------------------------------------------

                                  JOHN TILLELI
                             Chief Executive Officer
                         Connecticut Valley Sports, Inc.
                              4004 Highway 93 North
                           Stevensville, Montana 59870
                                 (406) 777-5534
            (Name. Address and Telephone Number of Agent for Service
            --------------------------------------------------------

                                   Copies to:

   Gersten, Savage, Kaplowitz & Fredericks LLP                              Zimet, Haines, Friedman & Kaplan
              Jay M. Kaplowity, Esq.                                                James Kaplan, Esq.
               101 East 52nd Street                                                  460 Park Avenue
             New York, New York 10022                                           New York, New York 10022
             Telephone: (212) 752-9700                                          Telephone: (212) 486-1700
            Telecopier: (212) 752-9713                                          Telecopier: (212) 223-1151




                Approximate Date of Proposed Sale to the Public:
   As soon as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
                    Act of 1933, check the following box: [ ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file an amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8 may determine.

The Exhibit Index required by Item 601 of Regulation S-B is located at page __ of the sequential numbering system appearing in the manually singed copy of this Registration Statement, totaling pages, filed with the Securities and Exchange Commission.



                                            CALCULATION OF REGISTRATION FEE

--------------------- ------------------------ ------------------------- ------------------------ ------------------------
Title of Each Class                                Proposed Maximum
of Securities to be       Amount to be           Offering Price per         Proposed Maximum              Amount of
    Registered             Registered               Security (1)         Aggregate Offering Price     Registration Fee
--------------------- ------------------------ ------------------------- ------------------------ ------------------------
Units                   1,725,000 (2)                $5.10               $8,797,500               $2,665.91
--------------------- ------------------------ ------------------------- ------------------------ ------------------------
Common Stock,           1,725,000 (3)                $5.00               $                        $2,613.64
$.01 par value
("Common Stock")
--------------------- ------------------------ ------------------------- ------------------------ ------------------------
Underwriter                 1 (4)                    $.0001              $10.00                   $  --
Warrant
--------------------- ------------------------ ------------------------- ------------------------ ------------------------
Units                    150,000 (5)                 $ 6.12              $918,000                 $  278.18
--------------------- ------------------------ ------------------------- ------------------------ ------------------------
Common Stock             150,000 (6)                 $ 6.00              $900,000                 $  272.73
--------------------- ------------------------ ------------------------- ------------------------ ------------------------
Total  Registration                                                      $                        $5,830.46
Fee
--------------------- ------------------------ ------------------------- ------------------------ ------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933, as amended.

(2) Includes 225,000 Units subject to an over-allotment option granted to the Underwriter ("Over-Allotment Option").

(3) Represents shares of Common Stock issuable upon exercise of the Warrants contained in the Units. Pursuant to Rule 416, this Registration Statement also covers an indeterminable number of additional shares of Common Stock issuable as a result of any future anti-dilution adjustments in accordance with the terms of the Warrants contained in the Units.

(4)  Issuable to the Underwriter. Exercisable to purchase up to 150,000 Units.

(5)  Represents the Units issuable upon exercise of the Underwriter's Warrant.

(6) Represents the Common Stock issuable upon exercise of the Warrants contained in the Underwriter's Warrant.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                  Subject to Completion, Dated October 9, 1997
PROSPECTUS

                         CONNECTICUT VALLEY SPORTS, INC.
                                 1,500,000 Units
              Each Unit Consisting of One Share of Common Stock and
                          One Redeemable Common Stock
                                Purchase Warrant.


         Connecticut Valley Sports, Inc., a Delaware corporation, ("Company"), is offering hereby (the "Offering") 1,500,000 Units ("Units"), each Unit consisting of one share of the Company's common stock, $.01 par value ("Common Stock"), and one Redeemable Common Stock Purchase Warrant ("Warrant"), through Briarwood Investment Counsel, Inc. (the "Underwriter"). The Units, Shares and the Warrants are sometimes collectively referred to as the "Securities." The Shares and Warrants are immediately separable and separately tradable. Each Warrant entitles the holder thereof to purchase one share of the Company's Common Stock ("Share") at an exercise price of $6.00 per Share, subject to adjustment in certain circumstances, commencing ___________ 1999 [two years from the effective date of the registration statement of which this Prospectus is a part ("Effective Date")] and ending on __________ 2002 [five years from the Effective Date]. The Warrants are subject to redemption by the Company at $.10 per Warrant at any time commencing______________ 1998 [one year from the Effective Date] with the prior approval of the Underwriter, provided the closing bid quotation in the market where the Common Stock trades at the time of the call for redemption has equaled or exceeded $7.50 for 20 days in any 30 day trading period ending not earlier than 15 days prior to the notice of redemption. Prior to this Offering there has been no market for the Securities and there can be no assurance that a market will develop or if developed will be sustained. It is anticipated that the Units, Common Stock and Warrants will be traded on the Nasdaq SmallCap Market. See "Risk Factors" and "Underwriting."

         Application has been made to have the Units, Common Stock and Warrants included for quotation on The Nadsaq SmallCap Market under the symbols "CVSPU", "CVSP" and "CVSPW" respectively. The offering price of the Units and the exercise price and other terms of the Warrants have been determined by negotiation between the Company and the Underwriter and do not necessarily bear any relation to the Company's earnings, assets, book value, net worth or any other recognized criteria of value. For a discussion of the factors considered in determining the offering price and exercise price, see "Underwriting."

     THE SECURITIES OFFERED INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTEMENT
   SEE SUBSTANTIAL IMMEDIATE SUBSTANTIAL DILUTION "RISK FACTORS" BEGINNING ON
                       PAGE __ AND "DILUTION" ON PAGE ___

     THESE SECURITIES HAVE NOT BEEN APROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE CONMSISION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
  COMMISSIONOR OF ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURANCY OR
              AEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.


---------------------------- -------------------------------- ---------------------- ----------------------------------
                                                              Underwriting
                                                              Discount and
                             Price to Public                  Commission (1)         Proceeds to the Company(2)
---------------------------- -------------------------------- ---------------------- ----------------------------------
Per Unit                     $5.10                            $.51                   $4.59
---------------------------- -------------------------------- ---------------------- ----------------------------------
Total (3)                    $7,650,000                       $765,000               $6,885,000
---------------------------- -------------------------------- ---------------------- ----------------------------------


(1) In addition, the Company has agreed to pay the Underwriter a non-accountable expense allowance equal to 3% of the gross proceeds of this Offering, to sell to the Underwriter a warrant to purchase 150,000 Units at ("Underwriter's Warrant") and to retain the Underwriter as a financial consultant. The Company has also agreed to pay the Underwriter a warrant solicitation fee of 5% under certain circumstances and to indemnify the Underwriter against certain liabilities arising under the Securities Act of 1933, as amended ("Securities Act"). See "Underwriting."

(2) Does not include expenses of the Offering, (estimated to be $765,000) including the Underwriter's non-accountable expense allowance in the amount of $229,500 ($263,925 if the Underwriters' Over-allotment Option is exercised in full).

(3) The Company has granted the Underwriter an option exercisable within 45 days from the Effective Date to purchase up to 225,000 additional Units ("Over-Allotment Option"), on the same terms as set forth above for the purpose of covering over-allotments, if any. If the Over-Allotment Option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be $8,797,500, $879,750 and $7,917,750, respectively. See "Underwriting."

         The Securities are offered by the Underwriter, as agent for the Company, subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to its right to reject orders in whole part, the approval of certain legal matters by counsel and certain other conditions. It is expected that delivery of the certificates representing the Common Stock and Warrants comprising the Units will be made against payment therefor at the offices of Briarwood Investment Counsel, Inc., 1851 East First Street, Suite 950 Santa Ana, California 92705 on or about ______________________ 1997.


                       BRIARWOOD INVESTMENT COUNSEL, INC.


                   The date of this Prospectus is ________1997

CERTAIN PERSON'S PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY, INCLUDING PURCHASES OF THE UNITS TO STABILIZE THEIR MARKET PRICE, PUCHASES OF THE UNITS TO COVER SOME OR ALL OF A SHORT POSITION IN THE UNITS MAINTAINED BY THE UNDERWRITER AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES SEE "UNDERWRITING."

                               PROSPECTUS SUMMARY


The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. The discussions in this Prospectus contain forward-looking statements that involve risks and uncertainties. The Company's actual results may differ materially from the results discussed in the forward looking statements. Factors that may cause such a difference include, but are not limited to, those discussed in "Risk Factors " beginning on page 8. Each prospective investor is urged to read this Prospectus in its entirety.

The Company

Introduction

     Connecticut Valley Sports, Inc. (the "Company") was formed in April 1996 for the purpose of acquiring the outstanding securities of Connecticut Valley Classics, Inc. ("CVC"). In September 1997 the Company completed an exchange offer as a result of which CVC became a majority owned (approximately 97%) subsidiary of the Company. All references in this Prospectus to the Company include CVC and its subsidiaries. The Company, through CVC (operations of CVC exclusive of its subsidiaries shall be referred to as "CVC Classics") and CVC's two subsidiaries Stock Shop, Inc. ("Stock Shop") and Cooper Firearms, Inc. ("Cooper Arms") designs, engineers, manufactures, markets and sells a line of high grade hunting and shooting sports equipment including Cooper Arms rifles, CVC shotguns and Anshutz USA Sporting Rifles. In the fourth quarter of 1997, the Company intends to commence selling Special Ops Ammunition and Connecticut Valley Sports apparel and accessories. The Company's goal is to become a leading manufacturer and distributor of high grade firearms, ammunition and accessories by targeting the high growth areas of the shooting sports market. See "Business."

     Cooper Arms produces a line of high grade American made bolt action and falling block rifles for competition and hunting. CVC produces a line of high grade American made over and under shotguns for competition and hunting. Anshutz USA Sporting Rifles is a product line of the Stock Shop, which is marketed by Cooper Arms. Special Ops Ammunition is a line of ultra accurate high performance ammunition to be sold primarily to military and law enforcement units throughout the world and will be marketed and sold by Cooper Arms. The Company's shooting sports apparel and accessories line will consist of high end shooting and hunting jackets, vests, shirts, caps, shotgun and rifle cases, and other accessories marketed and sold under the Connecticut Valley name. Currently the Company's operations are conducted in two facilities in Montana. See "Business - Property."

History

     CVC was formed to re-engineer, produce and market a high-quality, American-manufactured version of a sporting shotgun produced first in Japan by the Olin Corporation as the "Winchester Model 101" and until 1988, by Olin Corporation's successor company as the "Classic Doubles" sporter. In 1993 and 1994, CVC commenced limited production of its American-made model, the "CVC Classic Sporter" and by 1995 completed the design and engineering of a line of ten shotguns within the CVC Classic Sporter family. In 1995 and early 1996, CVC sought to increase production of the CVC Sports Sporter by reaching an understanding with a manufacturer pursuant to which the manufacturer would supply and assemble the metal components of the CVC Classic Sporter and CVC would finish and market the completed product. In mid-1996, management determined that this arrangement was not performing as expected and it was discontinued.

     In November 1996, CVC acquired all of the issued and outstanding capital stock of the Stock Shop, and indirectly, the Stock Shop's majority-owned (approximately 99%) subsidiary Cooper Arms. The Company's senior management and board of directors believes this acquisition was necessary in order to expand the Company's business activities to include a greater degree of in-house manufacturing of CVC shotguns and create economies of scale in the marketing of the Company's products. The Stock Shop's former majority owner, Victor Wang, is an officer, director and principal stockholder of the Company.

Products

     From its consolidated facilities, the Company manufactures, designs, engineers, markets or sells the Company's product lines. When it is more cost efficient, certain aspects of production are contracted, on an OEM basis, to outside manufacturers.

     CVC Classics designs, engineers, manufactures, assembles and markets a premium line of ten shotguns within the CVC Classic Sporter family for clay target and bird shooting. This line is an improved version of the famed Winchester Model 101 and features lengthened forcing cones, overboring, mechanical triggers, diamond honed barrels, and select American walnut with hand checkering. The most popular model, the CVC Classic Sporter, is intended for Sporting Clays competition shooting, which management believes is the largest and fastest growing market segment of the shotgun industry. See "Business - Products CVC Classics."

     The Stock Shop has entered into an agreement with the world-renowned firm of J.G. Anschutz GmbH ("Anschutz") relating to the production and marketing of an American version of Anschutz's sporting rifles under the trade name "Anschutz USA Sporting Rifles." The Stock Shop manufactures the stocks and hardware, final assembles, tests and packages the Anshutz USA Sporting Rifle for marketing and distribution by Cooper Arms. Pursuant to the terms of the agreement, Anschutz will export and sell its barreled actions to the Stock Shop through its U.S. importer and distributor. The Stock Shop, through Cooper Arms, sells the Anschutz USA Sporting Rifles through a dealer direct program. The rifles retail for approximately $1,550 to $1,895 without options, and can sell for in excess of $10,000 with options. See "Business Products - The Stock Shop."

     Cooper Arms designs, engineers, manufactures, markets and sells a line of high quality bolt action and falling block rifles for sport hunting and competition. The Cooper Arms product line consists of five basic models of rifles ranging in caliber from .17 up to .45-70. The Cooper Arms rifles are produced in AAA select walnut in a classic design. The rifles are sold dealer direct and retail from $1,695 to as much $6,000 with options. Cooper Arms also designs and intends to market Special Ops Ammunition for use by military and law enforcement units throughout the world. This line of high grade ammunition is expected to preview at the Brussels Military Procurement Exposition in November of 1997. See "Business - Products - Cooper Arms."

     In addition to the foregoing, the Company intends to commence marketing of specialty labeled sports apparel and shooting accessories. Products will range from T-shirts and caps to gun cases and cleaning supplies. The products will be targeted at the high grade, high margin upscale market.

     The Company's address is 4004 Highway 93 North, Stevensville, Montana 59870 and its telephone number is (406) 777-5534.

                                  The Offering

Units  Offered....................      1,500,000 Units,  each Unit consisting of one share of Common Stock and one
                                        Warrant.

Offering-Price.....................     $5.10 per Unit

Common Stock Outstanding
   Prior to the Offering (1).......     2,747,476
   After the Offering (1)..........     4,247,476

Warrants Outstanding:
   Prior to the Offering...........     0
   After the Offering..............     1,500,000

Terms of Warrants:
   Exercise Price.................      The  exercise  price is  $6.00  per  share  of  Common  Stock,  subject  to adjustment in certain circumstances.

   Exercise Period................      The  Warrants  are  exercisable  for a period  of three  years  commencing, unless adjusted pursuant to the redemption provisions,  on _________,  1999
                                        (two years after the Effective Date) and expiring on _______, 2002 (five years after the Effective Date).

   Redemption.....................      The Warrants are  redeemable  by the Company,  commencing  ___________1998, one year  from  the  Effective  Date (or  sooner  with the  consent  of the
                                        Underwriter),  at a redemption  price of $0.10 per Warrant on not less than
                                        30 days written  notice,  provided  that the closing bid price per share of
                                        Common Stock, for 20 consecutive  trading days ending on the third business day prior to the date of the redemption notice, is at least $7.50,  subject to adjustment for certain  events.  Upon giving notice of  redemption,  the
                                        Warrants will become  exercisable  if they were not otherwise  exercisable.
                                        See "Description of Securities - Warrants."

   Risk Factors....................     The  securities  offered hereby involve a high degree of risk and immediate
                                        substantial   dilution  to  public   investors.   See  "Risk  Factors"  and
                                        "Dilution."

   Use of Proceeds.................     The net proceeds of the Offering will be used  primarily for  acquisitions, to  purchase  manufacturing  equipment,  for  sales and  marketing  and for working capital and general corporate purposes. See "Use of Proceeds".

   Proposed NASDAQ                      Units: CVSPU
    Symbols(2)                          Common Stock: CVSP
                                        Warrants: CVSPW

(1) Does not include 475,000 shares of Common Stock issuable upon exercise of currently outstanding options. See "Principal Stockholders," "Management" and "Description of Securities."

(2) The proposed Nasdaq trading symbols do not imply that a liquid and active market will be developed or sustained for the Units, Shares and or Warrants upon completion of the Offering.

                  Summary of Consolidated Financial Information

The summary consolidated financial information set forth below is derived from and should be read in conjunction with the financial statements of the Company, including the notes hereto, appearing elsewhere in this Prospectus.



                                                 Year Ended December 31.                      Six  Months Ended June 30.

                                     1994               1995             1996                    1996             1997
                                     ----               ----             ----                    ----             ----

Statement of Operations Data

Net sales                         $   247,950        $    74,744      $   244,725            $    69,291      $   235,455

Gross profit (loss)                  (157,491)          (264,502)        (331,428)              (220,374)        (300,328)

Operating loss                       (402,468)          (746,708)      (1,090,615)              (466,339)        (656,195)

Net loss                             (449,480)          (782,463)      (1,102,664)              (486,073)        (672,286)

Earnings per share                      (0.84)             (0.75)           (0.44)                 (0.22)           (0.24)

Weighted average number of
shares outstanding(1)                 535,728          1,040,893        2,488,466              2,254,978        2,791,766


                                                   At December 31,                                   At June 30,

                                     1994               1995             1996                    1996       As Adjusted(2)
                                     ----               ----             ----                    ----       --------------

Balance Sheet Data
Working capital (deficit)          $ (598,480)          $(49,286)        $200,083             $   56,922       $6,139,422
Total assets                          500,286            736,095        1,126,112              1,078,680        7,161,180
Long-term debt                           --              262,500          300,000                395,364          357,864
Total liabilities                     901,291            759,059          999,357              1,032,885          995,385
Stockholders' equity (deficit)       (401,005)           (22,964)         126,755                 45,795        6,165,795


----------
(1) Adjusted for merger with Stock-Shop and recapitalization in 1995. See Note 2 to the financial statements.

(2) Gives effect to the sale of securities offered hereby -- estimated proceeds of $6,120,000.

                                  RISK FACTORS



History of Losses; Integration of Acquired Operations; No Assurance of Profitability

         For the years ended December 31, 1995, December 31, 1996 and the six months ended June 30, 1997, the Company had net losses of $782,463, $1,102,664, and $ 672,286 respectively. There can be no assurance that the Company will be able to integrate successfully the operations of CVC, the Stock Shop and Cooper Arms, or that the Company will operate profitably in the future. In addition, the independent accountants' opinion on the Company's 1996 and 1995 financial statements indicates that there is a substantial doubt about the Company's ability to continue as a going concern. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Possible Need for Additional Financing

         Although the Company anticipates that the net proceeds of the Offering will be sufficient to satisfy the Company's anticipated cash requirements for at least 12 months following the Effective Date, there can be no assurance that the Company will not require additional financing at an earlier date. If the Company is required to obtain financing in the future, there can be no assurance that such financing will be available on terms acceptable to the Company, or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Limited Operations of Operating Subsidiaries.

         CVC Classics. On a limited basis in 1993 and 1994, CVC Classics produced various prototypes and limited production for two shotguns within the CVC Classic Sporter family--the CVC Classic Sporter and the Waterfowler. In September 1994, the Company curtailed such limited production due to a lack of adequate capital and in order to develop its business plan for long-term, full-scale production of its products. Subsequent to financing activities that occurred in mid-1995, CVC Classics recommenced operations in October 1995. Subsequent to the acquisition by CVC Classics of the capital stock of the Stock Shop and its subsidiary in November 1996, in-house manufacturing and assembly of CVC Classic's premium line of shotguns commenced. There can be no assurance that the Company's operations relating to CVC Classic's line of shotguns will produce significant, or any, revenues or that such operations will be profitable. See the Financial Statements and Notes thereto included herein and "Business."

         Stock Shop. The operations of The Stock Shop commenced in June 1995 and were conducted by The Stock Shop of Montana LLC, its predecessor, from June 1995 through April 1996. There can be no assurance that the Company's operations relating to the Stock Shop's products will produce significant, or any, revenues or that such operations will be profitable. See the Financial Statements and Notes thereto included herein and "Business."

Broad Discretion in Application of Proceeds; Unspecified Acquisitions.

         A substantial portion of the proceeds of this Offering have been allocated to acquisitions. As of the date of this Prospectus, the Company has not identified any particular acquisition targets and no discussions or negotiations regarding any acquisitions are pending. Stockholders of the Company, therefore, may have no opportunity to approve specific acquisitions or to review the financial condition of any potential target. In addition a portion of the proceeds are to be used for working capital and general corporate purposes. Accordingly, management of the Company will have broad discretion in the application of the proceeds of this Offering. See "Use of Proceeds."

Absence of Patent Protection; Potential Infringement Claims; Proprietary Rights

         The Company does not currently have patent protection on its products or production processes. Its ability to compete effectively with other companies will depend in part, on its ability to maintain the proprietary nature of its products and production processes. The Company may apply for patent protection. however, there can be no assurance that it will be successful in obtaining such patents or if obtained that such patents will afford the Company sufficient protection. The Company intends to rely substantially on unpatented products and production processes, and there can be no assurance that others will not copy any of its designs or processes. See "Business Products.

         It is not certain that the Company's products or production processes will not infringe patents or other rights owned by others. Specifically, with respect to CVC Classics, the basic design and engineering of the CVC Classic Sporter is largely based on that of the Classic Doubles, previously manufactured by Sports Japan, Inc. ("Sports Japan"), which Classic Doubles was itself based upon the shotgun known as the Winchester Model 101 produced by the Winchester Division of the Olin Corporation ("Winchester"). Management does not believe that either Sports Japan or Winchester has any viable claims against the Company based upon unfair competition or protected proprietary rights to such designs and engineering. Management believes that neither the Winchester Model 101 nor any of its parts are protected by patents and the shotgun itself is no longer manufactured. Management also believes that Winchester sold the manufacturing rights to Sports Japan, whose Classic Doubles was an improved version of the Winchester Model 101 and which company itself ceased operations and forfeited its firearms manufacturing license in Japan in 1988. Further, management believes that the CVC Classic Sporter is differentiated from the Winchester Model 101 and the Classic Doubles by virtue of the different manufacturing process and the Company's design enhancement. The Company has not obtained any opinion from patent counsel and there can be no assurance that any such claims will not be brought against the Company by Winchester, Sports Japan or persons connected or previously connected with such entities. In the event that such claims are brought against the Company, even if the Company were ultimately found not to be liable, the cost to the Company of defending any such lawsuit could have a materially adverse effect on the Company's operations.

         Cooper Arms holds a registered trademark, No. 74-511,590, granted March 28, 1995 for the mark "17CCM" which is used in connection with a cartridge developed by Cooper Arms. The Company has applied for the registration of additional marks, however, there can be no assurance that it will be successful in obtaining such registrations. Particularly, the Company's trademark counsel has indicated that the name "Connecticut Valley" may be deemed "confusingly similar" to another company's name and the Company may be required to change its name or seek another name under which to market certain products. Although registration affords the Company the protection of federal trademark laws against the unauthorized use of the protected mark or a use deemed "confusingly similar" under federal trademark law, there can be no assurance that third parties will not infringe on the Company's current or future trademark registrations or that the Company will have sufficient resources to defend against any such infringement successfully or at all. See "Business-Proprietary Rights."


Possible Insufficiency of Insurance

         The Company maintains, and intends to continue to maintain, pending product liability insurance in the amount of $1,000,000 per claim and $1,000,000 in the aggregate, which management believes will be sufficient to cover liabilities to the Company arising from injury to people or their property from use of the Company's products. In addition, there can be no assurance that the Company's current insurance will be adequate to cover unanticipated liabilities. See "Business-Legal Proceedings. "

Outstanding Federal Excise Tax Liability

         As of June 30, 1997 the Company owed approximately $37,000 for federal excise taxes that were not paid when due during 1996 and 1997, together with penalties that have accrued. Although no collection or enforcement actions or proceedings have been commenced or been threatened against the Company to date, no assurance can be given that an action or proceeding will not be commenced against the Company or that, if commenced, such action or proceeding will not materially and adversely affect the Company's business or operations. The Company intends to pay the balance of its federal excise tax liability from the net proceeds of the Offering. See "Use of Proceeds."

Dependence Upon Suppliers

         Although the Company assembles its own products, it purchases certain materials and component parts from third-party suppliers. No assurance can be given that the Company's third-party suppliers will be able to provide the Company with a timely, uninterrupted and adequate supply of materials. In the event that any of the Company's third-party suppliers are unable to provide the Company with a timely, uninterrupted and adequate supply of materials and products, the Company's ability to meet its production schedule may be adversely affected. In addition, the Company does not presently have any long-term contracts with these suppliers and, as a consequence, any of these relationships may be terminated by either party, at any time. Although the Company believes that other suppliers are available, there can be no assurance that such materials would be available to the Company on an immediate basis, if needed, or at prices similar to those now paid by the Company. See "Business - Suppliers."

Concentration of Credit Risk

         From time to time the Company concentrates its credit risk for cash by investing its cash and cash equivalents with a Montana commercial bank in excess of federal insurance limits. There can be no assurance that the Company will not suffer losses due to its concentration of credit risk. See the Financial Statements and Notes thereto included herein.

Competition

         The Company competes in a highly specialized competitive environment directly with many other national and international sporting firearms manufacturers. Many of these companies are larger, better known and have significantly greater financial, manufacturing and marketing resources than the Company. In addition, unlike the Company, many firearms manufacturers are subsidiaries of larger, more diverse companies on whom they can rely for capital. No assurance can be given that the Company will be capable of competing successfully in the future, or that the Company will be successful in maintaining or expanding its share of the market for its products. See "Business -Competition. "

Licensing and Government Regulation

         The firearms manufacturing industry is subject to extensive regulation by various federal and State regulatory agencies, including the Bureau of Alcohol, Tobacco and Firearms ("BATF"). The Company maintains licenses issued by BATF permitting the manufacturing and distribution of firearms to a network of BATF licensed dealers throughout the United States. The licenses are renewable every three years and require the Company to maintain certain records relating to firearms shipments. In April 1995, CVC's original BATF license was renewed until April 1998. Cooper Arms's BATF license was originally issued in February 1991 and was recently renewed. The loss or suspension of any of the Company's licenses could have a material adverse effect on the Company.

         The sale of firearms is extensively regulated by federal, state and local governments, while many of the current laws and regulations do not affect the Company, from time to time, legislation and regulations that could potentially affect the Company, either beneficially or adversely have been proposed by federal and state legislators and regulators. Management is not aware of any currently pending or proposed legislation or regulations which would have a materially adverse impact on the Company's operations if adopted. There can be no assurance that BATF or various federal and state regulators will not adopt regulations or take other actions that would materially adversely affect the business of the Company. See "Business - Government Regulation. "

Continued Control by Management and/or Existing Stockholders

         Following completion of the Offering, the Company's officers, directors and principal stockholders will own or control an aggregate of approximately 55% of the Company's issued and outstanding Common Stock. There are no cumulative voting rights under the Company's Certificate of Incorporation and therefore, such stockholders will possess the ability to elect all of the directors of the Company, to increase its authorized capital, to dissolve or merge the Company, or to sell its assets, and generally to exert substantial control over the Business and operations of the Company. See "Principal Stockholders" and "Certain Transactions."

         Environmental Regulation. The Companys' facilities in Montana use and store various hazardous materials and generate small amounts of hazardous waste. Under various federal, state and locals laws, ordinances and regulations, on owner or operator of real property is generally liable for the costs of removal or remediation of hazardous wastes that are released on its property, regardless of whether the owner or operator know of, or was responsible for, the release of such hazardous materials. The Company has not been advised of any non-compliance or violation of any environmental laws, ordinances and regulations and the Company believes that it is in substantial compliance with all such laws, ordinances or regulations applicable to its Montana facilities. The Company, however, has not performed any environmental studies on its Montana facilities, and as a result, there may be potential liabilities or conditions which could arise with respect to the Montana facilties and have a material adverse effect on the Company.

Dependence on Key Personnel

         The Company's business is dependent upon the efforts and abilities of its management and engineering/assembly production personnel, all of whom are familiar with the specific manufacturing details of the Company's products and the production processes therefor. The success of the Company is largely dependent upon the experience and expertise of Dan Cooper, its President. The Company has entered into an employment agreement with Mr. Cooper, which employment agreement was assigned to Stock Shop from its predecessor, The Stock Shop of Montana, LLC. The employment agreement is for a three-year term and provides that Mr. Cooper will receive an annual salary of $48,000, in addition to bonuses in certain circumstances and reimbursement of certain expenses. The Company also intends to enter into employment agreements with each of Messrs. Tilelli, McCabe, Landis and Wang, each of whom are currently officers of the Company. Although the specific terms of these employment agreements have not been negotiated, it is expected that the annual salary for each individual will not exceed $100,000. The loss of the services of any of the Company's management or key personnel would likely have a material adverse effect on the business of the Company. The Company intends to purchase key man life insurance on Mr. Cooper's life in the amount of $1,000,000. See "Business - Personnel," "Management" and "Certain Transactions."


Substantial Dilution; Consideration Paid By Existing Stockholders.

         Purchasers of Units in the Offering will suffer immediate dilution of $3.67 per share of Common Stock (or 73%) in the net tangible book value of their investment, assuming $.10 of offering price per Unit is attributable to the Warrants. See "Dilution."

         Officers, directors and other existing stockholders acquired their shares of Common Stock at an average per Share price of $1.23 per share, substantially less than the initial public offering price of $5.00 per share. Accordingly, investors in the Offering will bear a disproportionate share of the risk of an investment in the Company. See "Dilution."

Limitation on Director Liability.

         The Company's certificate of incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions under Delaware law. This may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on behalf of the Company against a director. In addition, the Company's certificate of incorporation provides for mandatory indemnification of directors and officers. See "Management - Indemnification of Officers and Directors and Limitation on Directors' Liability."

Absence of Dividends on Common Stock.

         Since inception, the Company has not paid any cash dividends on its Common Stock and it does not anticipate paying such dividends in the foreseeable future. The payment of dividends by the Company is within the discretion of its Board of Directors and depends upon the Company's earnings, capital requirements, financial condition and other factors deemed relevant by the Board. The Company intends to retain earnings, if any, to finance its operations. See "Dividends."

Authorization and Discretionary Issuance of Preferred Stock.

         The Company's Certificate of Incorporation, authorizes the issuance of 1,000,000 shares of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could decrease the amount of earnings and assets available for distribution to holders of Common Stock and adversely affect the relative voting power or other rights of the holders of the Company's Common Stock. In the event of issuance., the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. The Company has no present intention to issue any shares of its preferred stock. However, there can be no assurance that the Company will not issue shares of preferred stock in the future. The Company has agreed with the Underwriter that, except for issuance's disclosed in or contemplated by this Prospectus, it will not issue any securities, including but no limited to any shares of preferred stock, prior to 1999 without the prior written consent of the Underwriter. See " Certain Transactions " and " Description of Securities - Preferred Stock. "

No Assurance of Public Market; Determination of Public Offering Price; Possible Volatility of Market Price for the Units.

         Prior to the Offering, there has been no public trading market for the Units, Common Stock and the Warrants. Consequently, the initial public offering price of the Units and the exercise price and other terms of the Warrants were determined through negotiations between the Company and the Underwriter and bear no relationship whatsoever to the Company's assets, book value per share, results of operations or other generally accepted criteria of value. The offering price of the Units, as well as the exercise price of the Warrants, should not be construed as indicative of their value. There can be no assurance that an active trading market for the Units will develop after the Offering or that, if developed, it will be sustained. As a result, investors will be exposed to a risk of a decline in the market prices of the Units after the Offering. The market prices of the Units following the Offering may be highly volatile as has been the case with the securities of many emerging companies. The Company's operating results and various factors affecting the industry in which the Company competes may impact the market price of the Company's Securities to a significant degree. In addition, in recent years the Stock market has experienced a high level of price and volume volatility, and market prices for the Securities of many companies have experienced wide price fluctuations not necessarily related to the operating performance of such companies. There can be no assurance that the market price of the Units will not experience significant fluctuations or decline below the initial public offering price.

Limited Underwriting Experience of Underwriter.

         Although certain officers of the underwriter have had experience working on public offerings, and other corporate finance matters, the Underwriter has not previously served as the sole or managing underwriter of a firm commitment public offering nor has it participated as member of an underwriting syndicate. Since the Underwriter's experience in underwriting firm commitment public offerings is limited, there can be no assurance that the lack of experience will not adversely affect the public offering of the Company's Units and the subsequent development, if any, of a trading market for the Units. See "Risk Factors - Underwriter's Influence on the Market; Possible Limitations on Market Making Activities."

Underwriter's Influence on the Market; Possible Limitations on Market
 Making Activities.

         A significant number of Units may be sold to customers of the Underwriter. Such customers subsequently may engage in transactions for the sale or purchase of such securities through or with the Underwriter. The Underwriter has indicated that it intends to act as market-maker and otherwise effect transactions in the Securities. To the extent the Underwriter acts as market-maker in the Securities, it may exert a dominating influence in the markets for those Securities. The price and liquidity of the Securities may be significantly affected to the extent, if any, that the Underwriter participates in such markets. Furthermore, the Underwriter may discontinue such activities at any time and from time to time. The Underwriter also has the right to act as the Company's exclusive agent in connection with any future solicitation of holders of Warrants to exercise their Warrants. Applicable rules of the securities and Exchange Commission prohibit the Underwriter and any other soliciting broker-dealers from engaging in any market making activities or solicited brokerage activities with regard to the Units, Common Stock and Warrants for a period of up to five business days prior to the solicitation of the exercise of any Warrants until the later of the termination of such solicitation activity or the termination of any right the Underwriter may have to receive a fee for the solicitation of the Warrants. As a result, the Underwriter and such soliciting broker-dealers may be unable to continue to make a market for the Common Stock and the Warrants during certain periods while the Warrants are exercisable. Such a limitation, while in effect, could impair the liquidity and market price of the Common Stock and the Warrants. See "Underwriting."

Risk of Low-Priced Securities.

         The regulations of the Securities and Exchange Commission promulgated under the Exchange Act require additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, those regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). In addition, the broker-dealer must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. Moreover, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. If the Company's securities become subject to the regulations applicable to penny stocks, the market liquidity for the Company's securities could be severely affected. In such an event, the regulations on penny stocks could limit the ability of broker-dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market.

Shares Eligible for Future Sale.

         No assurance can be given as to the effect, if any, that future sales of Common Stock, or the availability of shares of Common Stock for future sales, will have on the market price of the Common Stock from time to time. Sales of substantial amounts of Common Stock (including shares issued upon the exercise of Warrants or stock options), or the possibility of such sales, could adversely affect the market price of the Units, Common Stock and Warrants and also impair the Company's ability to raise capital through an offering of its equity securities in the future. Upon completion of the Offering, the Company will have 4,247,476 shares of Common Stock outstanding, of which only the 1,500,000 shares of Common Stock included in the Units offered hereby will be transferable without restriction under the Securities Act. The remaining 2,747,476 shares, issued in private transactions, will be "Restricted Securities" (as defined in Rule 144 promulgated under the Securities Act) which may be publicly sold only if registered under the Securities Act or if sold in accordance with an applicable exemption from registration, such as Rule 144. In general, under Rule 144, as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, who has beneficially owned restricted securities for at least one year, is entitled to sell (together with any person with whom such individual is required to aggregate sales), within any three-month period, a number of shares that does not exceed the greater of 1 % of the total number of outstanding shares of the same class or, if the Common Stock is quoted on The Nasdaq Stock Market or a national securities exchange, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least three months and who has beneficially owned restricted securities for at least two years is entitled to sell such restricted shares under Rule 144 without regard to any of the limitations described above. Officers, directors and other security holders of the Company owning and/or having rights to acquire in the aggregate 2,747,476 shares of Common Stock, have entered into agreements not to sell or otherwise dispose of any securities of the Company, including Common Stock, prior to ______, 1999 (two years from the Effective Date) (the "Lock-Up Agreements") without the prior written consent of the Underwriter, which may be granted or withheld in the sole and absolute discretion of the Underwriter; provided, however, that if prior to __________, the Company's shares of Common Stock are subject to a tender offer and holders of the Company's Common Stock (other than the current stockholders) agree to tender a majority of the outstanding shares of Common Stock to the offeror, then the Underwriter shall release all stockholders subject to the Lock-Up Agreement from the restrictions imposed thereby solely for the purposes of tendering their shares of Common Stock to the offeror pursuant to the terms of the tender offer. Following expiration of the term of the Lock-Up Agreements, or the earlier release of the restrictions contained therein, shares will become eligible for resale pursuant to Rule 144, subject to the volume limitations and compliance with the other provisions of Rule 144. Furthermore, the holder(s) of the Underwriter's Warrants (including the securities issuable upon exercise thereof) have demand and piggyback registration rights with respect to the units issuable upon exercise of the Underwriter's Warrants. See "Description of Securities - Registration Rights," "Description of Securities - Shares Eligible for Future Sale," "Certain Transactions" and "Underwriting."

Adverse Effect of Redemption of Warrants.

         Under certain conditions, the Warrants may be redeemed by the Company with the prior written consent of the Underwriter, at a redemption price of $.10 per Warrant upon not less than 30 days prior written notice to the holders of such Warrants, provided the closing bid price of the Common Stock has been at least $7.50 for 20 consecutive trading days ending on the third day prior to the date the notice of redemption is given. The Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption. The redemption of the Warrants could force the holders (i) to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, (ii) to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants or
(iii) to accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption. See " Description of Securities - Warrants."

Need for Future Registration of Warrants; State Blue Sky Registration;
 Exercise of Warrants.

         The Warrants will not trade separately upon the completion of the Offering. However, the Warrants may trade separately in future. Purchasers may buy Warrants in the after-market or may move to jurisdictions in which the Warrants and the shares of Common Stock underlying the Warrants are not so registered or qualified. In this event, the Company would be unable to issue shares of Common Stock to those persons desiring to exercise their Warrants unless and until the Warrants and the underlying shares of Common Stock are qualified for sale in jurisdictions in which such purchasers reside, or an exemption from such qualification exists in such jurisdictions. There can be no assurance that the Company will be able to effect any required qualification. The Warrants will not be exercisable unless the Company maintains a current registration statement on file with the Commission through post-effective amendments to the registration statement containing the Prospectus. Although the Company has agreed to file appropriate post-effective amendments to the registration statement containing the Prospectus and to maintain a current Prospectus with respect to the Warrants, there can be no assurance that the Company will file post-effective amendments necessary to maintain a current Prospectus or that the Warrants will continue to be so registered. See "Description of Securities - Warrants."

         Relationship of Underwriter to Trading. The Underwriter may act as a broker or dealer with respect to the purchase or sale of the Common Stock and the Redeemable Warrants in the over-the-counter market where each is expected to trade. The Underwriter also has the right to act as the Company's exclusive agent in connection with any future solicitation of Warrantholders to exercise their Redeemable Warrants. Regulation M, which was recently adopted to replace Rule 10b-6, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), may prohibit the Underwriter from engaging in any market-making activities with regard to the Company's securities for a period of up to five business days (or such other applicable period as Regulation M may provide) prior to any solicitation by the Underwriter of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Underwriter may have to receive a fee for the exercise of Warrants following such solicitation. As a result, the Underwriter and any solicitating broker/dealer may be unable to provide a market for the Company's securities during certain periods while the Redeemable Warrants are exercisable. Any temporary cessation of such market-making activities could have an adverse effect on the market price of the Company's securities.

         Underwriter's Warrants and Registration Rights. In connection with this Offering, the Company has agreed to sell to the Underwriter, for nominal consideration, the Underwriter's Warrants which entitle the Underwriter to purchase up to 150,000 shares of Common Stock and/or 150,000 Redeemable Warrants. The securities issuable upon exercise of the Underwriter's Warrants are identical to those offered pursuant to this Prospectus. The Underwriter's Warrants are exercisable at a price of $6.00 per share and $.12 per Redeemable Warrant for a period of four years commencing one year from the date of this Prospectus. The exercise of the Underwriter's Warrants and the Redeemable Warrants contained in the Underwriter's Warrants may (i) dilute the value of the shares of Common Stock to be acquired by holders of the Redeemable Warrants,
(ii) adversely affect the Company's ability to obtain equity capital and (iii) adversely affect the market price of the Common Stock if the Common Stock issuable upon the exercise of the Underwriter's Warrants and the Redeemable Warrants contained in the Underwriter's Warrants are sold in the public market. The Underwriter has been granted certain "piggyback" and demand registration rights for a period of five years from the date of this Prospectus with respect to the registration under the Securities Act of the securities directly or indirectly issuable upon exercise of the Underwriter's Warrants. The exercise of such rights could result in substantial expense to the Company. See "Underwriting."

                                 USE OF PROCEEDS

The net proceeds to the Company from the sale of the Units offered hereby, after underwriting discounts and commissions and other expenses of the Offering are estimated to be $ 6,120,000 ($7,038,000 if the Over-Allotment Option is exercised in full). The Company intends to use the net proceeds as follows:

                                         Amount                  Percent
                                         ------                  -------


Acquisitions(1)                        $1,500,000                   25%

Research and Development (2)              975,000                   16%

Sales and Marketing (3)                   750,000                   12%

Manufacturing Equipment(4)                500,000                    8%

Raw Materials Inventory                   300,000                    5%

Working Capital                         2,095,000                   34%
                                        ---------                   --

Total                                  $6,120,000                  100%
                                       ==========                  ===

         The foregoing represents the Company's current estimate of the allocation of the net proceeds of the Offering based upon certain assumptions relating to the costs associated with the implementation of the Company's present business plans. Future events, including problems, delays and complications encountered in implementation of its present plans, as well as changes in economic conditions, regulatory or competitive conditions and the success of the Company's marketing activities may make shifts in the allocation of funds necessary or desirable. There can be no assurance that the Company's estimates will prove accurate or that unforeseen expenses will not be incurred with a resulting reallocation of the use of the proceeds of this Offering.

         The Company believes that the net proceeds of this Offering will satisfy the Company's cash requirements for at least 12 months followings the Effective Date. Pending the utilization, the net proceeds will be invested primarily in high grade short term interest bearing investments.


     (1) The Company, as the opportunity arises, intends to acquire other companies, products or product lines complementary to its existing businesses and may use a portion of the proceeds of this Offering to pay all, or a portion of, the purchase price for such acquisitions. Additionally, the portion of the proceeds of this Offering allocated to acquisitions may be used to purchase equipment, or as working capital, for such acquisitions. Any decision to make such an acquisition will be based on a variety of factors, including, the purchase price, and other financial terms of the transaction, and the business prospects and competitive position of, and technology or products provided by, the acquisition candidate. As of the Effective Date, the Company has no agreements, understandings or arrangements with respect to any such acquisition nor is the Company engaged in any discussions or negotiations regarding any such acquisition. There can be no assurance that the Company will successfully consummate any acquisition or successfully integrate any acquired company or products into its operations. Investors in this Offering may not have an opportunity to evaluate the specific merits and risks of any acquisition. Net proceeds which are allocated for acquisitions but not used for that purpose may be used for working capital.

     (2) Research and development costs include the development of certain new products, as well as attempts to determine more efficient ways to manufacture existing products.

     (3) Sales and marketing expenses include the production of a catalogue of all of the Company's products in addition to other advertising expenses.

     (4) The Company's proposed equipment purchases included the purchase of 2 CNC Machining Centers, a CNC Turning Center and other equipment designed to make production more efficient and to handle volume increases.

                                    DILUTION

         At June 30, 1997, the net tangible book value of the Company was ($37,397) or $(0.01) per share of common stock based on 2,839,464 shares of common stock outstanding. On an adjusted basis assuming the acquisition of CVC by CVS had taken place on June 30, 1997, the net tangible book value of the Company was $(38,890) or $(0.01) per share of common stock based on 2,746,896 shares of common stock outstanding. The net tangible book value per share represents the amount of the Company's total tangible assets less total liabilities and minority interests, divided by the number of shares of common Stock outstanding.

         After giving effect to the receipt of the net proceeds (estimated to be approximately $6,120,000) from the sale of the shares of common stock offered hereby at an assumed initial public offering price of $5.10 per share, the proforma net tangible book value of the Company at June 30, 1997 would be $6,082,603 or $1.40 per share of common stock.. On an adjusted basis, the pro forma net tangible book value of the Company at June 30, 1997 would be $6,081,110 or $1.43 per share of common stock. This would result in dilution to the public investors (i.e. the difference between the estimated initial public offering price per share of common stock and the tangible book value thereof after giving effect to this offering) of approximately $3.70 per share on an actual basis and $3.67 per share on an adjusted basis. The following table illustrates the per share dilution:



                                                     Actual Basis                       Adjusted Basis
                                                     ------------                       --------------
     Assumed initial public offering price                        $5.10                           $5.10
     Net tangible book value at June 30, 1997         (0.01)                          (0.01)
     Increase in proforma net tangible book value
     Attributable to new investors                    1.41                            1.44
                                                      ----                            ----

     Proforma net tangible book value after this
     Offering                                                      1.40                            1.43
                                                                  -----                           -----


     Proforma dilution of net tangible book value
     to the new investors                                         $3.70                           $3.67
                                                                  =====                           =====



The following tables set forth on actual basis and adjusted to reflect the acquisition of CVC by CVS as of June 30, 1997, with respect to the Company's existing stockholders and investors in this offering, the number of shares of common stock acquired from the company, the percentage of ownership of such shares of common stock, the total consideration paid, the percentage of total consideration paid, and the average price per share paid by the existing stockholders any by the investors in the offering:

                                                                                              Average
                        Shares purchased                 Total consideration                   Price
                                                                                                Per
                        Number          Percent          Number              Percent           Share
                        ------          -------          ------              -------           -----
Actual Basis:
Existing stockholders   2,839,464        65.43%          $ 3,490,650          31.33%           $1.23
New investors           1,500,000        34.57             7,650,000          68.67            $5.10
                        ---------        -----           -----------          -----            -----

Total                   4,339,464       100.00%          $11,140,650         100.00%           $2.57
                        =========       =======          ===========         =======           -----

Adjusted Basis:
Existing Stockholders   2,746,896        64.68%          $ 3,376,853          30.62%           $1.23
New Investors           1,500,000        35.32             7,650,000          69.38            $5.10
                        ---------        -----           -----------          -----            -----
Total                   4,246,896       100.00%          $11,026,853         100.00%           $2.60
                        =========       =======          ===========         =======           =====


                                 CAPITALIZATION

The following table sets forth the actual capitalization of the company at June 30, 1997, adjusted to reflect pro forma amounts as if the acquisition of CVC by CVS had taken place on June 30, 1997, and as further adjusted to give effect to the sale of 1,500,000 units offered hereby and to the application of the net proceeds therefrom, at the assumed public offering price of $5.10 per share.


As of  June 30, 1997
-----------------------------------------------------------------------------------------------------------------------------
                                            Actual                     As adjusted               As further adjusted
                                            ------                     -----------               -------------------
Stockholders' Equity

Common Stock, $.01 par value,
3,000,000 shares authorized on
an actual and adjusted basis
and 30,000,000 on a further
adjusted basis, 2,839,464
issued and outstanding on an
actual basis, 2,746,896 shares
issued and outstanding on an
adjusted basis 4,246,896
shares issued and outstanding
on a further adjusted basis                     $ 28,395                       $ 27,469                  $ 42,469

Additional paid-in capital                     3,462,255                      3,349,384                 9,454,384

Retained earnings (accumulated
deficit)                                      (3,444,855)                    (3,332,551)               (3,332,551)
                                              -----------                    -----------               -----------

Total stockholders equity                       $ 45,795                       $ 44,302                $6,164,302
                                                ========                       ========                ==========


                                 DIVIDEND POLICY

         The Company does not anticipate paying any dividends on its Common Stock in the foreseeable future. Any earnings, which the Company may realize in the foreseeable future, will be retained to finance the growth of the Company. Future dividend policy will depend upon the Company's earnings, capital requirements, financial condition and other factors considered relevant by the Company's Board of directors. See "Description of Securities-Common Stock."

                            SELECTED FINANCIAL DATA.


                                                                                           Six months ended
                                         Year ended December 31,                           June 30,
                                        ------------------------------------------         -----------------------------
                                          1994               1995             1996                1996              1997
                                          ----               ----             ----                ----              ----
Statement of Operations Data

Net sales                            $   247,950       $    74,744       $   244,725        $    69,291        $   235,455
Cost of good sold                        405,441           339,246           576,153            289,665            535,783
Gross profit (loss)                     (157,491)         (264,502)         (331,428)          (220,374)          (300,328)
Operating expenses                       244,977           482,206           759,187            245,965            355,867
Operating loss                          (402,468)         (746,708)       (1,090,615)          (466,339)          (656,195)
Other income (expense)                   (47,012)          (35,755)          (12,049)           (19,734)           (16,091)
Net loss                                (449,480)         (782,463)       (1,102,664)          (486,073)          (672,286)
Earnings per share                         (0.84)            (0.75)            (0.44)             (0.22)             (0.24)
Weighted average number of
shares outstanding (1)                   535,728         1,040,893         2,488,466          2,254,978          2,791,766



                                         At December 31,                                    At June 30,
                                        ---------------                                     -----------
                                          1994               1995             1996                1997
                                          ----               ----             ----                ----
Balance Sheet Data
Working capital (deficit)               (598,480)      $   (49,286)      $   200,083        $    56,922
Total assets                             500,286           736,095         1,126,112          1,078,680
Long-term debt                                --           262,500           300,000            395,364
Total liabilities                        901,291           759,059           999,357          1,032,885
Stockholder's equity (deficit)          (401,005)          (22,964)          126,755             45,795


(1.) Adjusted for merger with Stock Shop and recapitalization in 1995. See note
     2 to the financial statements.

                              COOPER FIREARMS, INC.
                              ---------------------

                             SELECTED FINANCIAL DATA



                                                                                   January 1, 1996          Six months ended
                                            Year ended December 31,                to August 13,            June 30,
----------------------------------------------------------------------------------------------------------------------------
Statement of Operations Data               1994                  1995                   1996                   1996
----------------------------------------------------------------------------------------------------------------------------
Net sales                            $   959,206            $   954,002            $   589,070            $   534,420
Cost of goods sold                     1,046,630              1,027,871                516,687                461,005
Gross profit (loss)                      (87,424)               (73,869)                72,383                 73,415
Operating expenses                       182,410                396,278                237,190                209,621
Operating loss                          (269,834)              (470,147)              (164,807)              (136,206)
Other income (expense)                   (17,230)               (38,809)               (20,267)               (15,241)
Net loss                                (287,064)              (508,956)              (185,074)              (151,447)
Earnings per common share                  (3.17)                 (4.19)                 (1.36)                 (1.13)
Weighted average number of
common shares outstanding                 90,565                121,436                135,677                133,465


                                            At December 31,
                                            ---------------
                                            1994                 1995
                                            ----                 ----
Balance Sheet Data
Working capital (deficit)                 $  (2,401)          $(117,865)
Total assets                                781,774             675,636
Long-term debt                              118,621             175,643
Total liabilities                           603,957             669,775
Stockholders' equity                        177,817               5,861


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the Company's financial statements and the notes thereto appearing elsewhere in this Prospectus, this discussion contains forward looking statements that involve risks and uncertainties. The Company's actual results in the future may differ materially from the results discussed in such forward looking statements. Factors that might cause such a difference include, but are not limited to those discussed in "risk factors."

Certain Factors Affecting Comparability
---------------------------------------

On August 13, 1996, the Company acquired all of the preferred stock and 91.65% of the common stock of Cooper Firearms, Inc. in a transaction accounted for under the purchase method. This acquisition distorts comparability between periods. Therefore, pro forma results of operations assuming Cooper Firearms was acquired on January 1, 1995 have been used in this analysis to provide more meaningful information in the evaluation of the ongoing performance of the business.

The following pro forma condensed statements of operations do not purport to be indicative of the consolidated results of operations of Connecticut Valley Sports, Inc. that might have occurred had the acquisition actually taken place on January 1, 1995, nor are they indicative of future results. Furthermore, these pro forma condensed consolidated statements of operations do not reflect changes which may occur as a result of post-merger activities or other matters.

                                                              Years Ended December 31,             Six Months
                                                         --------------------------------        Ended June 30,
                                                             1995                1996                1996
                                                         -----------         -----------         -----------
Net sales                                                $ 1,028,746         $   833,795         $   603,711
Cost of goods sold                                         1,367,117           1,092,840             750,670
                                                         -----------         -----------         -----------
Gross profit (loss)                                       (  338,371)         (  259,045)         (  146,959)
Operating expenses                                           878,484             996,377             455,586
                                                         -----------         -----------         -----------
Operating loss                                            (1,216,855)         (1,255,422)         (  602,545)
Other expenses                                                74,564              38,960              34,975
                                                         -----------         -----------         -----------
Loss before minority interests                            (1,291,419)         (1,294,382)         (  637,520)
Minority interests in net loss of subsidiary                   6,644                   -                   -
                                                         -----------         -----------         -----------
Net loss                                                 $(1,284,775)        $(1,294,382)        $(  637,520)
                                                         ===========         ===========         ===========

Results of Operations
---------------------

Six months ended June 30, 1997 compared to pro forma amounts for six months ended June 30, 1996.

Net sales declined $368,256 or 61% from $603,711 in 1996 to $235,455 in 1997, primarily due to lower sales volume. The Company has concentrated its efforts in 1997 on expanding production capacity, improving efficiency and securing capital required for both. The Company has temporarily reduced its current production and marketing efforts to accomplish these objectives. Consequently, sales volume has suffered.

Gross profit (loss) declined from (24.3%) of net sales in 1996 to (127.6%) in 1997, primarily due to inefficiencies in the integration of CVC Classics, Cooper Arms and Stock Shop production operations.

Operating expenses declined $99,719 or 22% from $455,586 in 1996 to $355,867 in 1997, primarily due to elimination of duplicated costs primarily executive compensation after the merger of CVC and Cooper Arms. As a percentage of net sales, operating expenses increased from 75.5% to 151.1%, primarily due to the decline in net sales.

Loss from operations increased by $53,650 or 8% from $(602,545) in 1996 to $(656,195) in 1997, primarily due to the decrease in net sales and integration of production operations which were partially offset by the elimination of duplicated costs after the merger of CVC and Cooper Arms. As a percentage of net sales, loss from operations was (99.8%) in 1996 and (278.7%) in 1997, reflecting a steeper decline in sales volume than the decline in operating expenses.

Interest expense decreased by $17,088 or 49% from $34,975 in 1996 to $17,887 in 1997 reflecting repayments of debt and new low or non-interest-bearing borrowings from related parties.

There was no income tax expense in either period as a result of the company incurring a loss.

As a result, the Company's net loss increased by $34,766 or 5% from $(637,520) in 1996 to $(672,286) in 1997. As a percentage of net sales, net loss was (105.6%) in 1996 and (285.5%) in 1997.

Pro forma amounts for year ended December 31, 1996 compared to pro forma amounts for year ended December 31, 1995.

Net sales declined $194,951 or 19% from $1,028,746 in 1995 to $833,795 in 1996, primarily due to lower sales volumes. Due to financial difficulties, Cooper Arms temporarily suspended operations for approximately three months in 1996. Cooper Arms resumed production after it was acquired by CVC funded primarily by the proceeds of CVC's private placement offering and a capital contribution of $1,000,000 from an entity controlled by the Company's Chairman and Director of Marketing. See "Certain Transactions."

Gross profit (loss) improved from (32.8%) of net sales in 1995 to (31.1%) in 1996.

Operating expenses increased $117,893 or 13% from $878,484 in 1995 to $996,377 in 1996, primarily due to an increase of approximately $119,000 in bad debt expense. As a percentage of net sales, operating expenses increased from 85.4% in 1995 to 119.5% in 1996, primarily due to the decline in net sales and the increase in bad debt expense.

Loss from operations increased by $38,567 or 3% from $(1,216,855) in 1995 to $(1,255,422) in 1996, primarily due to the decrease in net sales and increase in bad debt expense which were partially offset by the improvement in gross profit
(loss) percentage. As a percentage of net sales, loss from operations was (118.2%) in 1995 and (150.6%) in 1996, reflecting the decline in sales volume.

Interest expense decreased by $24,374 or 33% from $74,564 in 1995 to $50,190 in 1996, reflecting repayments of debt and new low or non-interest-bearing borrowings from related parties.

There was no income tax expense in either period as a result of the Company incurring a loss.

As a result, the Company's net loss increased by $9,607 or 1% from $(1,284,775) in 1995 to $(1,294,382) in 1996. As a percentage of net sales, net loss was (124.9%) in 1995 and (155.2%) in 1996.

Liquidity and Capital Resources

The Company has historically met its cash flows needs through loans from stockholders and sale of common stock.

In 1996, the Company had negative cash flows of $(1,123,583) from operations. The principal source of cash was a decrease in accounts receivable of $47,915. The principal uses of cash were the net loss of $1,102,664, an increase in inventory of $87,873, a decrease in accounts payable and accrued expenses of $69,000 and a decrease in federal excise tax payable. Inventory increased due to the increase in volume. Accounts payable and accrued expenses and federal excise tax payable decreased as old amounts were paid out of the proceeds of the Private Placement Offering. Cash flows from investing activities was reduced by $105,728. The principal uses of investing cash were the purchase of Cooper Firearms, Inc. for $30,000 and purchase of equipment for $126,205. The principal source of investing cash was the cash acquired from Cooper Firearms, Inc. of $37,477. Financing activities increased $1,396,641 primarily due to raising $1,402,383 from the sale of common stock and capital contributions. When reflecting all transactions, the Company had a net increase in cash of $167,330.

The Company had lease commitments at December 31, 1996 for its facilities totaling $114,325 of which $55,075 is committed for 1997. The lease commitments end on September 1, 1999.

The Company was also obligated under an employment contract with its president of manufacturing at December 31, 1996 at total of $108,000 in salary, of which $48,000 is to be paid in 1997. The employment contract expires on March 31, 1999.

In the first six months of 1997, the Company used $(673,466) in operating activities. Cash was provided principally by an increase in customer deposits of $24,486. The principal uses of cash were the net loss of $(672,286) and the decease in accounts payable and accrued expenses of $69,762. Cash flows from investing activities were decreased by $222,474 as a result of the purchase of equipment and costs incurred related to a public offering of the Company's common stock. Cash flows from financing activities increased by $681,964 as a result of $591,326 from the sale of common stock, $83,900 proceeds from a loan to purchase equipment and a $15,000 advance from an affiliate. When reflecting all transactions, the Company had a net decrease in cash of $213,976.

The Company will receive net proceeds of this offering in an amount estimated to be approximately $6,120,000 (or approximately 80% of the estimated gross proceeds of $7,650,000 to be received before payment of applicable underwriting discounts and commissions and certain other expenses of the offering). The Company believes that the proceeds of the offering will fulfill the company's working capital needs for at least 12 months following the offering. As the Company continues to grow, bank borrowings, other debt placements and equity offerings may be considered, in part or in combination, as the situation warrants.

The Company has incurred substantial recurring operating losses. This raises substantial doubt about the Company's ability to continue as a going to concern. The auditors have expressed such doubt in their opinion on the Company's financial statements. If the Company is not able to complete the Offering, generate additional revenues or reduce its expenses, it is possible that operations will be discontinued.

BUSINESS

Introduction

         Connecticut Valley Sports, Inc. (the "Company"), was formed in April 1996 for the purpose of acquiring the outstanding securities of Connecticut Valley Classics, Inc. ("CVC"). In September 1997 the Company completed an exchange offer as a result of which CVC became an approximately 97% owned subsidiary of the Company. All references in this Prospectus to the Company include CVC and its subsidiaries. The Company, through CVC (operations of CVC exclusive of its subsidiaries shall be referred to as "CVC Classics") and CVC's two subsidiaries Stock Shop, Inc. ("Stock Shop") and Cooper Firearms, Inc. ("Cooper Arms") designs, engineers, manufactures, markets and sells a line of high grade hunting and shooting sports equipment including Cooper Arms rifles, CVC shotguns and Anshhutz USA Sporting Rifles. In the fourth quarter of 1997, the Company intends to commence selling Special Ops Ammunition and Connecticut Valley Sports apparel and accessories. The Company's goal is to become a leading manufacturer and distributor of high grade firearms, ammunition and accessories by targeting the high growth areas of the shooting sports market.

History

         Originally, CVC was formed to re-engineer, produce and market a high-quality, American-manufactured version of a sporting shotgun produced in Japan first by the Olin Corporation as the "Winchester Model 101" and until 1988, by its successor company as the "Classic Doubles" Sporter. In 1993 and 1994, CVC commenced limited production of its American-made model, the "CVC Classic Sporter" and by 1995 completed the design and engineering of a line of ten shotguns within the CVC Classic Sporter family. In 1995 and early 1996, CVC sought to increase production of the CVC Sports Sporter by reaching an understanding with a manufacturer pursuant to which the manufacturer would supply and assemble the metal components of the CVC Classic Sporter and CVC would finish and market the completed product. In mid-1996, management determined that this arrangement was not performing as expected and it was discontinued.

         In November 1996, CVC acquired all of the issued and outstanding capital stock of the Stock Shop, and indirectly, the Stock Shop's majority-owned (approximately 99%) subsidiary Cooper Arms. The Company's senior management and board of directors believes this acquisition was necessary in order to expand the Company's business activities to include in-house manufacturing of CVC shotguns and create economies of scale in the marketing of the Company's products.

Industry Background

         The 1995 Annual Firearms Manufacturing, and Exportation Report ("Report") compiled by the Bureau of Alcohol, Tobacco and Firearms ("BATF") revealed that in 1995, 1,331,780 rifles and 1,173,645 shotguns were manufactured in the United States. According to the Report, of these Firearms, 88,899 rifles and 100,877 shotguns were exported.

         Management believes that the Company can become a leading manufacturer of high grade firearms by targeting the high growth areas of the firearms market. The National Shooting Sports Foundation's Profile of Participation in the Hunting and Shooting Sports (1995) ("Profile") reveals that hunting is a stable, if not growing, recreational activity, particularly because annual hunting license sales have hovered around the 16 million mark since 1983. The Profile indicates that hunters/shooters between the ages of 35-54 report owning the most shotguns, while those over 55 own the most centerfire rifles. With respect to target shooters, the Profile reports that the target shooting segment of the shooting sports is growing and cites a survey by American Sports Analysis which reveals that trap and skeet shooting, with over 4.5 million participants, is on the rise, and that sporting clays is among the fastest growing sports, which over the course of a few years attracted approximately 3.1 million participants.

Products

CVC Classics
------------

         CVC Classics designs, engineers, manufactures and markets a premium line of ten shotguns for clay target shooting and hunting which retail from $3,000 to $4,200 and can cost in excess $10,000 with options. The CVC Classics shotguns are a 12 gauge, over and under third generation rendition of the renowned Winchester Model 101. The most popular model in the line is the CVC Classic Sporter offered in three barrel lengths. The CVC Classic Sporter is "out of the box" ready for Sporting Clay's competition, which, Management believes is the fastest growing segment of the shotgun industry.

         Third generation improvements include lengthened forcing cones, mechanical triggers, and overboring. Improvements to manufacturing techniques include a one piece frame machined from ordinance 416 stainless steel a machined 4140 monobloc, and diamond honed barrels. All of these improvements provide superior balance, lighter weight, reduced recoil and better shot patterning. CVC is currently perfecting its rib to barrel laser beam welding process known as "CVC Fusion(TM)" which fuses the barrels and ribs into an inseparable structure for improved strength and durability. Management believes that this technology will provide the strongest barrel assembly available because the ribs and barrel metal are fused into an inseparable structure for the life of the shotgun. Moreover, in addition to achieving greater barrel strength, lighter weight and a unique gun balance, CVC Fusion(TM) is expected to lower production costs per unit due to the accelerated pace at which assembly can occur (as compared to soldering) and reduced labor needed in the assembly process. The Company does not hold a patent on its laser-beam welding technology and may seek to secure a patent in order to license the technology to the industry. There can be no assurance, however that even if the Company applies for patent protection, a patent will be issued.

The Stock Shop
--------------

         The Stock Shop designs and manufactures high quality firearms stocks. Its primary product is the "Anschutz USA Sporting Rifle," based on the Anschutz Model 1700 series barreled action. The Stock Shop has an agreement with the world renowned firm of JG Anschutz (GmbH) and its exclusive United States importer and distributor AcuSport Corporation whereby AcuSport has agreed to sell the Stock Shop the Anschutz Model 1700 series barreled action which the Stock Shop will manufacture stocks and assemble the rifle. The Stock Shop also acquired exclusive American rights to the use of the Anschutz name.

         The Stock Shop's Anschutz rifle, which is available in four calibers and with two stock designs, is marketed and sold by Cooper Arms via its dealer network. The rifles retail from $1,550 to $1,895 without options, and can cost in excess of $10,000 with options.

Cooper Arms
-----------

         Cooper Arms designs, engineers, manufactures and markets a line of high quality bolt rifles for sport hunting and competition. The line consists of five basic models of rifles, each in various styles, featuring classic American design, two of which are repeating rifles and three of which are single shot bolt action varmint rifles. The standard features of the repeating rifles include three mid-locking lug bolts, box magazine, twin extractors, glass bedding, single stage fully adjustable match trigger, 24 inch length, chrome moly match barrel (free floated) with .960-.650 straight taper, competition step crown and 13 inch length of pull. All metal component parts of the repeating rifles are machined from solid bar stock steel. The standard features of the single shot varmint rifles include three front-locking lug bolts, Sako-style extraction system, glass bedding, matte finish, single stage fully adjustable match trigger, 24 inch stainless steel match grade barrel (free floated) and 13 inch length of pull. Cooper Arms rifles are sold through a 425 dealer network and retail from $1,695 without options and can cost in excess of $6,000 with options.

         The Cooper Arms rifles are sold with certain guarantees as to the accuracy of the rifles. The Cooper Model 36 is the holder of the 1994, 1995, 1996 and 1997 NRA sanctioned Hunter Class Silhouette US National Championships.

         Cooper Arms also designs and intends to market Special Ops Ammunition. This ammunition, which is primarily intended for use by military and law enforcement units in the United States and abroad, is designed to provide superior accuracy. Manufacturing of the ammunition is being contracted out to a manufacturer specializing in the production of high grade ammunition. This ammunition is expected to preview at the Brussels Military Procurement Exposition in November of 1997. The ammunition will be sold through the Cooper Arms distribution network.


Connecticut Valley Sports Apparel and Accessories
-------------------------------------------------

         In the first quarter of 1998, the Company intends to commence marketing of specialty labeled sports apparel and shooting accessories. The Company is hoping to capitalize on the consumer's perception and familiarity with its firearms in order to establish an identifiable brand name. Products will range from T-shirts and caps to gun cases and cleaning supplies. The products will be targeted at the high grade, high margin upscale market. Design and selection of the products will be performed by the Company and the manufacturing of the products will be contracted out to third parties. The products will be sold through CVC's distribution network. The Company intends to establish a brand name which will be recognized and associated with high quality firearms and accessories.


Competition

         The Company competes in a highly specialized, competitive environment directly with many other national and international sporting firearms manufacturers. Many of these companies are larger, better known and have significantly greater financial, manufacturing and marketing resources than the Company. In addition, unlike the Company, many firearms manufacturers are subsidiaries of larger, more diverse companies on whom they can rely for capital and other resources. No assurance can be given that the Company will be capable of competing successfully in the future, or that the Company will be successful in maintaining or expanding its share of the market for its products. The Company's competitors include Dakota, McMillan, Beratta, Perazzi, Krieghoff and Browning.

Licensing and Government Regulation

         The firearms manufacturing industry is subject to extensive regulation by various Federal and State regulatory agencies, including BATF. The Company maintains licenses issued by the BATF permitting the distribution of shotguns to a network of BATF licensed dealers around the country. The licenses are renewable every three years and require the Company to maintain certain records relating to Firearms shipments. In April 1995, CVC's original BATF license was renewed until April 1998. Cooper Arms's BATF license was originally issued in February 1991 and has expired in February 1997. The license is currently on extension while the BATF conducts a standard review of Cooper Arm's renewal application. The loss or suspension of any of the Company's licenses could have a material adverse effect on the Company.

         The manufacture, sale and purchase of firearms is subject to extensive governmental regulation, including The Gun Control Act of 1968, The National Firearms Act, The Arms Export Control Act and The Federal Firearms Act. Since the Company is not presently selling revolvers, pistols or assault weapons, many of the provisions of presently effective laws and regulations are not applicable to the Company's present business. There can be no assurance that as the Company expands its product line or as new laws or regulations are adopted, or current laws and regulations expanded, that existing or future laws and regulations would not have a materially adverse effect on the business of the Company.

         Moreover, from time to time, legislation and regulations that could potentially affect the Company, either beneficially or adversely, have been proposed by federal and state legislators and regulators. Management is not aware of any currently pending or proposed legislation or regulations which would have a materially adverse impact on the Company's operations if adopted.

Proprietary Rights

         The Company does not currently have patent protection on its products or production processes. Its ability to compete effectively with other companies will depend in part on its ability to maintain the proprietary nature of its products and production processes. The Company holds one registered trademark, has applied for the registration of certain marks and may or may not submit applications for the registration of additional marks. There can be no assurance that any patent or additional trademark registrations will be applied for, or if applied for and received, will afford the Company sufficient protection.

Equipment

         The Company owns eight milling machines, three lathes, one surface grinder and other smaller equipment, all of which are used in the production operations of metal parts in connection with the operations of CVC and Cooper Arms. All polishing and bluing of metal parts is done in-house using a variety of polishing equipment. All stock manufacturing is done in-house partly on manual profilers and partly by hand in order to achieve the custom quality required for the Company's products. In addition, the Company has purchased a honing and back-boring machine for its shotgun production and leases a Fadal CNC milling center for the computerized manufacturing of metal parts. The Company may lease additional equipment in the future in order to expand in-house manufacturing of shotgun components.

Personnel

         The Company has approximately 18 full time employees, including 15 in manufacturing and 3 in corporate and general administration, some of whom also have production responsibilities. Of the 18 employees, 13 are located at the Stevensville, Montana facility, three at the Victor [Montana] facility. None of the Company's employees are represented by labor organizations and the Company is not aware of any activities seeking such organization. The Company considers its relationships with its employees to be satisfactory. See "Management."

Property

         The Company operates two manufacturing facilities. The primary manufacturing operations are conducted at a 5,200 square foot facility in Stevensville, Montana, and the manufacturing activities relating to machining and metal work are conducted at Victor Montana. The Company's executive offices are located at the Stevensville facility. The Stevensville facility is leased by the Company for $2,475 per month for the first 12 months and for $2,750 per month for the remaining 12 months. The lease is due to expire in July 1998, but is renewable upon 30 days written notice at a rate of $3,000 per month. The Company also leases the Victor facility for approximately $2,000 per month, which lease expires in September 1999. The Company believes that these facilities are adequate for the Company's operations.

Legal Proceedings

         The Company has a dispute with a former officer and director of CVC which may give rise to a claim by the Company against such individual for damages. The Company is currently investigating the matter.

         The Company has been contacted by an individual who injured himself while firing a firearm manufactured by the Company. This matter was referred to the Company's insurance carrier. Tests by the insurance carrier have indicated that the injury was not caused by any defect in the Company's product and the individual has not pursued any claim against the Company. Management believes that any exposure relating to this matter in excess of its $25,000 deductible would be covered by the insurance currently maintained, of which, however, there can be no assurance.

         The Company is not currently a party to any litigation, or aware of any potential litigation that it believes could have a material adverse effect on the Company or its business. See "Risk Factors - Possible Insufficiency of Insurance."

                                   MANAGEMENT

The directors and executive officers of the Company, together with their ages and a brief Description of their employment histories, are as follows:

Name                        Age                       Position and Office
----                        ---                       -------------------

Victor Wang                 32                     Chairman of the Board
                                                   Director of Marketing

John Tilleli                26                     Chief Executive Officer and
                                                   Director

Gary D. Landis              55                     Vice President-Marketing,
                                                   Secretary and Director

Edward McCabe               40                     Treasurer (Chief Financial
                                                   Officer) and Director

Daniel Cooper               43                     President and Director

         None of the Company's executive officers intends to devote his full business time to the affairs of the Company except for Mr Cooper.

         All directors serve for a term of one year or until their respective successors have been duly elected. Directors of the Company are not compensated for acting in such capacities.

         Victor Wang has served as Chairman of the Board and Director of Marketing of the Company since its inception. Mr. Wang is a principal shareholder of Duke & Co., Inc., has served as an officer and director of Duke & Co., Inc.since 1993. From 1991 to 1993, Mr. Wang Served as Chairman of the Board and Chief Executive Officer of Questron Technologies Incorporated, a publicly traded alternate dispute resolution company. Mr. Wang has a BS from Johns Hopkins University (1989) and is licensed as a General Securities Principal and Corporate Securities Limited Representative.

         John Tilleli has served as a Director and Chief Executive Officer of the Company since its inception. He has served as Secretary of The Stock Shop of Montana, LLC, the predecessor of Stock Shop, Inc., since March 1996. Mr. Tilleli is presently employed as Vice President of Corporate Finance of Duke & Co.. Inc., where he works on mergers, acquisitions, and other corporate finance matters. He has held that position since February, 1994. From 1993 to 1994, Mr. Tilleli was employed as a registered representative for Russo Securities, Inc. Mr. Tilleli has a BBA in Finance from the University of Miami (1993) and is licensed as a General Securities Representative, General Securities Principal Options Principal and Uniform Securities Agent.

         Gary D. Landis is one of the CVC's founders and has served as a Director of the Company and CVC since CVC's inception. He also served as CVC's Chief Executive Officer from 1991 until September 1996, when he was appointed Vice President of Marketing. Mr. Landis operates consulting business, Garly Landis Consulting. Mr. Landis was the managing director of all healthcare businesses at Compton Partners, a division of Saatchi & Saatchi Advertising. Mr. Landis has been in the advertising business for 33 years, having spent 29 years with Saatchi & Saatchi both in the United States and abroad. During that period, Mr. Landis successfully managed subsidiary companies for 19 years. Mr. Landis has a BA from the University of Illinois.

         Edward McCabe has served as a Director, Treasurer and Chief Financial Officer of the Company since its inception. Mr. McCabe is presently employed as Chief Financial Officer of Duke & Co., Inc., a position he has held since December 1995. From January 1993 to November 1995, Mr. McCabe served as the Controller for Concord Holding Corporation, a publicly traded company engaged in the business of ______. Prior thereto, he served as the

Controller for Adler Coleman & Co. from December 1984 to July 1992. Mr. McCabe holds a BS from St. Peter's College (1982).

         Daniel Cooper has served as a Director and officer, since September 1996, and has been President of the Company and its subsidiaries since August 1997. He founded The Stock Shop of Montana, LLC, the predecessor of the Stock Shop, and has served as its President since its inception. Mr. Cooper founded Cooper Arms and Served as its President and a Director from October 1990 to February 1995 and from August 1996 to date. Mr. Cooper organized the North American Divide Expedition in 1980 and led the Expedition on a 6 year hike of the North American Continental Divide from Mexico to the Bering Strait of Alaska. This accomplishment was recognized by the Guinness Book of World Records. Mr. Cooper holds a BS in Environmental Studies and International Affairs from Lewis and Clark College (1979).

Employment Agreements

         None of the Company's executive officers are subject to employment agreements with the Company, except for Mr. Cooper whose employment agreement with The Stock Shop of Montana, LLC, Stock Shop's predecessor, was assigned to Stock Shop in connection with the September 1996 acquisition of The Stock Shop of Montana, LLC. See "Certain Transactions." Mr. Cooper receives an annual salary of $48,000 and may receive a performance related bonus or stock options. Mr. Cooper's three year employment contract expires on March 31, 1997 and continues on the same terms and conditions until that time. The Company intends to enter into employment agreements with each of Messrs. Wang, McCabe and Landis. Although no terms have yet been agreed upon, the Company expects that none of these employment agreements will provide for an annual salary in excess of $100,000.

Executive Compensation

         The following table Sets forth cash compensation paid by the Company to, as well as any other compensation paid to or earned by, the Chief Executive Officer of the Company and those executive officers, if any, compensated at greater than $100,000 for services rendered to the Company in all capacities during the fiscal year ended December 31, 1996.


Summary Compensation Table

                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------------------
                                                   Annual Compensation              Long-Term Compensation
                                        ------------------------------------------- --------------------------------------
                                                                                             Awards
                                                                                    ------------------ -------------------
                                                                 Other Annual
                                                                 Compen-sation      Restricted         Securities
                                                                                    Stock              Underlying
            Name And             Year     Salary       Bonus            ($)         Award(s)           Options/SARs
       Principal Position                   ($)         ($)             (e)             ($)                (#)
              (a)                (b)        (c)         (d)                             (f)                (g)
------------------------------- ------- ------------ ----------- ------------------ ------------------ -------------------
CEO  John Tilleli               1996         0           0                                              50,000 (1)
------------------------------- ------- ------------ ----------- ------------------ ------------------ -------------------
------------------------------- ------- ------------ ----------- ------------------ ------------------ -------------------
------------------------------- ------- ------------ ----------- ------------------ ------------------ -------------------
A.  Dan Cooper, President (2)   1996      19,500                                                        25,000 (3)
------------------------------- ------- ------------ ----------- ------------------ ------------------ -------------------
                                1995      11,153
------------------------------- ------- ------------ ----------- ------------------ ------------------ -------------------
------------------------------- ------- ------------ ----------- ------------------ ------------------ -------------------
B.  Joe Bishoff, President (4)  1996      82,131
------------------------------- ------- ------------ ----------- ------------------ ------------------ -------------------
(through July 31, 1996)         1995      48,577
------------------------------- ------- ------------ ----------- ------------------ ------------------ -------------------
------------------------------- ------- ------------ ----------- ------------------ ------------------ -------------------
------------------------------- ------- ------------ ----------- ------------------ ------------------ -------------------

(1)  Represents shares of Common Stock underlying currently exercisable options.

(2) Mr. Cooper's 1995 compensation consists of salary earned at Cooper Arms until his resignation in February, 1995. Mr. Coopers 1996 compensation consists of salary earned from his becoming President of Cooper Arms in September 1996 though the end of the year.

(3) Represents shares of Common Stock underlying options, 6,250 of which are currently exercisable.

(4) Mr. Bishof served as the Manager of Cooper Arms until shortly prior to the Company's acquisition of Cooper Arms in 1996.

Employee Stock Option Plan

         In August 1997, the Board of Directors adopted and approved the Company's 1997 Stock Option Plan (the "Plan" or the "1997 Stock Option Plan"). The Plan is to be administered by the Board of Directors or by the committee appointed by the Board (the "Plan Administrator"). Pursuant to the Plan, options to acquire an aggregate of 600,000 shares of Common Stock may be granted, 475,000 of which have been granted.

The following table set forth options issued in 1996.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                                                         (Individual Grants)
------------------------------------------------------------------------------------------------------------
                               Number Of      Percent of Total
                               Securities     Options/SARs
                               Underlying     Granted to
                             Options/ SARs    Employees In           Exercise Or Base
           Name               Granted (#)     Fiscal  Year             Price ($/Sh)       Expiration Date
           (a)                    (b)                 (c)                  (d)                  (e)
------------------------------------------------------------------------------------------------------------
John Tilleli, CEO                50,000               11%                 $.0001              9/1/2001
------------------------------------------------------------------------------------------------------------
Dan Cooper, President            25,000               5%                  $ 3.45              9/1/2001
------------------------------------------------------------------------------------------------------------
Victor Wang, Chairman           150,000               74%                 $.0001              9/1/2001
------------------------------------------------------------------------------------------------------------
Edward McCabe, CFO               50,000               11%                 $.0001              9/1/2001
------------------------------------------------------------------------------------------------------------


Indemnification of Officers and Directors

         The Company's Certificate of Incorporation and By-laws provide that the Company shall indemnify all officers and directors of the Company to the full extent permitted by the Delaware General Corporation Law. Under such provision, any director or officer who is in his capacity as such is made or threatened to be made a party to any suit or proceeding, may be indemnified if the Board of Directors determines such director or officer acted in good faith and in manner he or she reasonably believed to be in or not opposed to the best interest of the corporation. The Certificate of Incorporation, By-laws and Delaware law further provide that such indemnification is not exclusive of any other rights to which such individual may be entitled under the Certificate of Incorporation, the By-laws, any agreement, vote of shareholders or disinterested directors or otherwise.

         Insofar as indemnification for liabilities arising under the Securities Act of l933, as amended may be permitted or directors of officers pursuant to the foregoing provision otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and therefore is unenforceable.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information concerning stock ownership of all persons known by the Company to own beneficially five percent or more of the outstanding Common Stock, each Director and certain executive officers and all officers and directors as a group, and as adjusted to reflect the sale of the Units offered hereby.


Name and Address of                  Amount and Nature     Percentage of Outstanding
Beneficial Owner or                    of Beneficial           Common Stock Owned
Identity of Group                        Ownership
                                     Number of Shares   Before Offering    After Offering

Victor Wang (1)                        1,730,000           55.9%              37.6%
170 Circle Road
Muttontown, NY  11791

O. Milton Gossett                        171,884            6.3%               4.1%
156 Ridgefield Ave.
South Salem, NY  10590

John Tilleli (2)                          50,000            1.8%               1.1%
196 Pidgeon Hill Rd.
Huntington, NY 11716

Gary D. Landis                           132,446            4.8%               3.1%
12 Taylor Lane
Westport, CT  06880

Edward McCabe (2)                         50,000            1.8%               1.1%
26 Bay Bean Rd.
Middletown, NJ  07441

Daniel Cooper (3)                        370,595           13.5%               8.7%
4004 Highway 93 North
Stevensville, MT  59870

All officers and directors as a        2,333,041           72.8%              49.6%
Group (5 persons)

(1) Includes 350,000 shares underlying currently exercisable options.

(2) Includes 50,000 shares underlying currently exercisable options.

(3) Includes 6,250 shares underlying currently exercisable options. Does not include 17,750 shares issuable upon exercise of options which are not currently exercisable and will not become exercisable within sixty days from the date of this Prospectus.


                              CERTAIN TRANSACTIONS

         CVC is currently indebted to Messrs. Landis, Gossett, Dean Jendsen and George Carey, all of whom are or were officers, directors or stockholders of CVC, in the aggregate amount of $300,000, plus interest, accruing at the rate of 9% per annum, of approximately $35,000 since June 1995. The loans are to be repaid in eight quarterly installments. The first installment will be due on the earlier of November 1, 1998 or the closing of this Offering.

        In December 1995, Mr. Victor Wang, a principal stockholder and director received 200,000 options to purchase shares of CVC's Common Stock as additional consideration for a $75,000 loan made by Mr. Wang to the Company. The options are exercisable at $2.76 per share for a three year period. The Company repaid the $75,000 loan in March 1996. These 200,000 options were exchanged for 200,000 options to purchase shares of the Company's Common Stock pursuant to the Company's August 1997 Private Offering.

         Between May 1992 and the date of this Prospectus, a Company in which Victor Wang is a principal loaned CVC approximately $123,323, none of which has been repaid. In addition, in the third quarter of fiscal 1996, Mr. Wang loaned an aggregate of $60,000 to Stock Shop and $50,000 to Cooper Arms, the proceeds of which were used for commitments relating to the acquisition of The Stock Shop of Montana, LLC and for working capital. These loans are evidenced by a promissory note bearing interest a rate of 5% per annum, and are due and payable thirteen months from the Effective Date of this Offering.

         In March 1996, Mr. Wang acquired a 70% membership interest in The Stock Shop of Montana, LLC for $86,500. In connection with this transaction, Mr. Wang agreed to use his best efforts to assist The Stock Shop of Montana, LLC to (i) obtain a $200,000 line of credit, and (ii) restructure its secured debt.

          In September 1996, the Stock Shop acquired The Stock Shop of Montana, LLC and changed the entity's structure from a Montana limited liability company to a Delaware corporation. As a result of this acquisition, Messrs. Wang, Tilleli and McCabe were appointed as officers and/or directors of the Stock Shop.

         In November 1996, CVC acquired all of the issued and outstanding common stock of the Stock Shop from its stockholders, which included Mr. Wang and Mr. Daniel Cooper, officers, directors and stockholders of the CVC, by an exchange of 1,300,000 shares of the CVC's Common Stock for 1,300,000 shares of the Stock Shop's common stock.. In addition, CVC replaced options previously issued to employees of the Stock Shop with options to purchase the same number of shares of CVC's Common stock on the same terms, which included options to purchase 150,000 shares of the Stock Shop's common stock to Mr. Wang, options to purchase 50,000 shares to each of Messrs. Tilleli and McCabe and options to purchase 25,000 shares to Mr. Cooper. Each of these options to acquire CVC Common Stock were exchanged in August 1997 for options to acquire the Company's Common Stock. See "Management" and "Principal Stockholders."

           In September 1996, a company in which Victor Wang is a principal paid $1,000,000 to CVC. No additional stock was issued to Mr. Wang or his company as part of this transaction. For financial reporting purposes, the Company has accounted for this as a contribution to additional paid in capital.

           In September 1997, the Company completed an exchange offer as a result of which CVC became a majority owned (approximately 97%) subsidiary of the Company. Pursuant to the exchange, the Company issued an aggregate of 2,747,476 shares of its Common Stock and granted options to acquire up to 475,000 shares of its Common Stock. There exists the potential that an additional 230,000 options to acquire stock of CVC will be granted to certain of CVC's current and former principals, thereby decreasing the percentage of ownership the Company has in CVC. However, even if all 230,000 CVC options are granted and exercised, CVC will continue to be a majority owned subsidiary of the Company.

                            DESCRIPTION OF SECURITIES

         The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, $.0001 par value per share, and 1,000,000 shares of "blank check" preferred stock, $.0001 par value per share. As of the date of the Prospectus, 2,747,476 shares of Common Stock and no shares of Preferred Stock are issued and outstanding.

         The following are brief descriptions of the securities offered hereby and other securities of the Company. The rights of the holders of shares of the Company's capital stock are established by the Company's Restated Certificate of Incorporation, the Company's By-laws and Delaware law. The following statements do not purport to be complete or give full effect to statutory or common law, and are subject in all respects to the applicable provisions of the Restated Certificate of Incorporation, By-laws and state law.

Common Stock

         Holders of the Common Stock are entitled to one vote per share, and subject to the rights of holders of the of preferred stock, if any, to receive dividends when, as and if declared by the Board of Directors and to share ratably in the assets of the Company legally available for distribution to holders of Common Stock in the event of the liquidation, dissolution or winding up of the Company. Holders of the Common Stock do not have subscription, redemption, conversion or preemptive rights.

        Each share of Common Stock is entitled to one vote on any matter submitted to the holders, including the election of directors. Holders of Common Stock do not have cumulative voting rights,. Therefore, holders of a majority of the outstanding shares of Common Stock entitled to vote for the election of Directors may elect all of the Directors to be elected, if they so choose, and in such event, the holders of the remaining shares will not be able to elect any of the Company's Directors. Except as otherwise required by the Delaware General Corporation Law all stockholder action other than the election of Directors, who are elected by plurality vote), is subject to approval by a majority of the shares of Common Stock) is present at a stockholders' meeting at which a quorum (a majority of the issued and outstanding shares of Common Stock) is present in person or by proxy, or by written consent pursuant to Delaware law.

         All shares of Common Stock outstanding are fully paid and non-assessable, and the shares of Common Stock offered hereby and the shares of Common Stock issuable upon exercise of the Warrants, when issued upon payment of the purchase price set forth on the cover page of the Prospectus or payment of the exercise price specified in the Warrants, as the case may be, will be fully paid and non-assessable.

         The Board of Directors is authorized to issue additional shares of Common Stock within the limits authorized by the Company's Certificate of Incorporation without further stockholder action. The Company has agreed with the Underwriter that it will not issue any securities, including but not limited to shares of Common Stock, prior to ______________, 1999 except as disclosed in or contemplated by this Prospectus, without the prior written consent of the Underwriter.

Warrants

         The Warrants offered hereby will be issued in registered form under a Warrant Agreement (the "Warrant Agreement") between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent").

         Each Warrant will be separately transferable and will entitle the registered holder thereof to purchase one share of Common Stock at $6.00 per share (subject to adjustment as described below) commencing 1999 (two years from the Effective Date) and ending, 2002 (five years from the Effective Date) (the "Exercise Period"). The exercise price and the number of shares of Common Stock issuable upon the exercise of each Warrant are subject to adjustment in the event of a stock split, stock dividend, recapitalization, merger, consolidation or certain other events. A holder of Warrants may exercise such Warrants by surrendering the certificate evidencing such Warrants to the Warrant Agent, together with the form of election to purchase on the reverse side of such certificate attached thereto properly completed and executed and the payment of the exercise price and any transfer tax. If less than all of the Warrants evidenced by a Warrant certificate are exercised, a new certificate will be issued for the remaining number of Warrants.

         The Company has authorized and reserved for issuance a number of shares of Common Stock sufficient to provide for the exercise of the Warrants. When issued, upon payment of the exercise price specified in the Warrants. each share of Common Stock will be fully paid and nonassessable. Holders of Warrants will not have any voting or other rights as stockholders of the Company unless and until Warrants are exercised and shares issued pursuant thereto.

         The Warrants may be redeemed by the Company, at a price of $.10 per Warrant, upon not less than 30 days prior written notice at any time during the Exercise Period, with the prior written consent of the Underwriter. provided the average of the closing bid quotations of the Common Stock, during the period of twenty (20) trading days during any consecutive 30 trading day period, ending on the fifteenth day prior to the date upon which notice of redemption is given, as reported upon which the Common Stock is then quoted or listed, or such other reporting system that provides closing sale prices for the Common Stock, is at least $8.00 per share. The Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for the redemption of the Warrants in the notice of redemption.

         The Company will pay the Underwriter a fee of 5% of the exercise price of each Warrant exercised, provided (i) the market price of the Common Stock on the date the Warrant was exercised was equal to or greater than the Warrant exercise price on that date, (ii) the exercise price of the Warrant was solicited by the Underwriter, (iii) the Warrant was not held in a discretionary account, (iv) the disclosure of compensation arrangements was made in documents provided to the holders of the Warrants, (v) the solicitation of the exercise of the Warrant was not a violation of Rule 101 of Regulation M under the Exchange Act and (vi) the Underwriter are designated in writing as the soliciting NASD member. The Underwriter and any other soliciting broker/dealers will be prohibited from engaging in any market making activities or solicited brokerage activities with regard to the Company's securities during the periods prescribed by Rule 101 of Regulation M before the solicitation of any Warrant until the later of the termination of such solicitation activity or the termination of any right the Underwriter and any other soliciting broker/dealer may have to receive a fee for the solicitation of the exercise of the Warrants.

         For a holder of a Warrant to exercise the Warrant, there must be a current registration statement on file with the Securities and Exchange Commission and various state securities commissions. The Company will be required to file post-effective amendments to the registration statement when events require such amendments and to take appropriate action under the state securities laws. While it is the Company's intention to file post-effective amendments when necessary and to take appropriate action under state securities laws, there can be no assurance that the Company will file all post-effective amendments required to maintain the effectiveness of the registration statement or that the Company will take all appropriate action under state securities laws. If the registration statement is not kept current for any reason, the Warrants will not be exercisable, and holders thereof may be deprived of value.

Preferred Stock

         The Company is authorized to issue up to 1,000,000 shares of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without further stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could decrease the amount of earnings and assets available for distribution to holders of Common Stock or adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. As of the date of the Prospectus, no shares of preferred stock are outstanding. The Company has no present intention to issue any shares of preferred stock. The Company has agreed with the Underwriter that, except for issuances disclosed in or contemplated by this Prospectus, it will not issue any securities, including but not limited to any shares of preferred stock, prior to _____________, 1999 without the prior written consent of the Underwriter.

Statutory Provisions Affecting Stockholders

         Following the consummation of the Offering, the Company will be subject to Section 293 of the Delaware General Corporation Law, the State of Delaware's "business combination" statute. In general, such statute prohibits a publicly held Delaware corporation from engaging in various business combination" transactions with any "interested stockholder" for a period of three years after the date of the transaction in which the person became an "interested stockholder," unless (i) the transaction in which the interested stockholder obtained such status or the business combination is approved by the Board of Directors prior to the date the interested stockholder obtained such status or the business combination is approved by the Board of Directors prior to the date the interested stockholder obtained such status; (ii) upon consummation of the transaction which resulted in the stockholder becoming an "interested stockholder," the 'interested stockholder" owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (a) persons who are directors and officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date the "business combination" is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the "interested stockholder." A "business combination" includes mergers, asset sales and other transactions resulting in financial benefit to a stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company.

Reports to Stockholders

         The Company intends to furnish its stockholders with annual reports containing financial statements audited and reported upon by its independent certified public accountants after the end of each fiscal year, and will make available such other periodic reports as the Company may deem to be appropriate or as may be required by law. The Company's fiscal year end December 31. The Company has filed a Registration Statement on Form 8-A with the Commission to register under, and be subject to the reporting requirements of, the Exchange Act.

Transfer Agent and Warrant Agent

         The Company has engaged Continental Stock Transfer to act as Transfer Agent for the Company's Units and Common Stock and Warrant Agent for the Warrants.


                         SHARES ELIGIBLE FOR FUTURE SALE

         All of the 2,747,476 shares of Common Stock of the Company outstanding as of the date of this Prospectus, are "restricted securities." Of this amount 2,048,675 are owned by "affiliates" of the Company, as those terms are defined in Rule 144 promulgated under the Securities Act. Absent registration under the Securities Act, the sale of such shares is subject to Rule 144, as promulgated under the Securities Act. In general, under Rule 144, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, who has beneficially owned restricted shares of Common Stock for at least one year is entitled to sell in brokerage transactions, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or if the Common Stock is quoted on NASDAQ or a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale. Rule 144 also permits a person who presently is not and who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned the shares of Common Stock for at least two years to sell such shares without regard to any of the volume limitations as described above. All of the Company's existing securityholders, have agreed not to sell or otherwise dispose of any of their shares of Common stock now owned or issuable upon the exercise of currently exercisable warrants for a period of two years from the date of this Prospectus, without the prior written consent of the Underwriter. No prediction can be made as to the effect, if any, that sales of shares of Common Stock or the availability of such shares for sale will have on the market prices of the Company's securities prevailing form time to time. The possibility that substantial amounts of Common Stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital in the future through the sale of equity securities. See "Shares Eligible for Future Sale."

                                  UNDERWRITING

           Briarwood Investment Counsel, Inc. (the "Underwriter") has agreed, subject to the terms and conditions contained in the Underwriting Agreement, to purchase from the Company 1,500,000 Units, each consisting of one share of Common Stock and one Warrant. The Underwriter is committed to purchase and pay for all of the Units offered hereby if any of such securities are purchased. The Units are being offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to approval of certain legal matters by counsel and to certain other conditions.

           The Underwriter has advised the Company that it proposes to offer the Units to the public at the public offering price set forth on the cover page of this Prospectus. The Underwriter may allow to certain dealers who are members of the National Association of Securities Dealers, Inc. the ("NASD") concessions, not in excess of $___ per Unit.

           The Company has granted to the Underwriter an option, excercisable for 465 days from the date of this Prospectus, to purchase up to 225,000 additional Units at the pubic offering price set forth on the cover page of this Prospectus, less the underwriting discounts and commissions. The Underwriter may exercise this option from time to time, in whole or in part, solely for the purpose of covering overallotments, if any, made in connection with the sale of the Units offered hereby.

           The Company has agreed to pay to the Underwriter a nonaccountable expense allowance of 3% of the gross proceeds of this offering ($229,500), of which $_____ has been paid as of the date of this Prospectus. The Company has also agreed to pay all expenses in connection with qualifying the shares of Common Stock and Warrants included in the Units offered hereby for sale under the laws of such states as the Underwriter may designate, including expenses of counsel retained for such purpose by the Underwriter.

           The Company has agreed to sell to the Underwriter and its designees, for an aggregate of $10.00 warrants (the "Underwriter's Warrants") to purchase up to 150,000 Shares at an exercise price of $7.65 per Unit (147% of the public offering price per Unit). The Underwriter's Warrants may not be sold, transferred, assigned or hypothecated or one year from the date of this Prospectus, except to the officers and partners of the Underwriter or members of the selling group, and are exercisable during the four-year period commencing one year from the date of this Prospectus (the "Warrant Exercise Term"). During the Warrant Exercise Term, the holders of the Underwriter's Warrants are given, at nominal cost, the opportunity to profit form a rise in the market price of the Common Stock. To the extent that the Underwriter's Warrants are exercised, dilution to the interests of the Company's shareholders will occur. Further, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of the Underwriter's Warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the Underwriter's Warrants. Any profit realized by the Underwriter on the Sale of the Underwriter's Warrants, the underlying shares of Common Stock or the underlying Warrants, or the shares of Common Stock issuable upon any exercise of such underlying Warrants, may be deemed additional underwriting compensation. Subject to certain limitations and exclusions, the Company has agreed, at the request of the holders of a majority of the Underwriter's Warrants, at the Company's expense, to register the Underwriter's Warrants, the shares of Common Stock and Warrants underlying the Underwriter's Warrants, and the shares of Common Stock issuable upon exercise of the underlying Warrants, under the Securities Act on one occasion during the three-year period commencing one year from the date of this Prospectus and to include such Underwriter's Warrants and such underlying securities in any appropriate registration statement which is filed by the Company during the Warrant Exercise Term.

           The Company has agreed, in connection with the exercise of the Warrants pursuant to solicitation (commencing one year from the date of this Prospectus), to pay to the Underwriter a fee of 5% of the exercise price for each Warrant exercised, provided, however, that the Underwriter will not be entitled to receive such compensation in Warrant exercise transactions in which
(i) the market price of Common Stock at the time of exercise is lower than the exercise price of the Warrants; (ii) the Warrants are held in any discretionary account; (iii) disclosure of compensation arrangements is not made, in addition to the disclosure provided in this Prospectus, in documents provided to holders of the Warrants at the time of exercise; (iv) the exercise of Warrants is unsolicited by the

Underwriter; or (v) the solicitation of exercise of the Warrants was in violation of Rule 10b-6 promulgated under the Exchange Act.

           The Company has agreed, for a period of three years from the date of this Prospectus, to engage a designee of the Underwriter as a non-voting advisor to the Company's Board of Directors or, at the Underwriter's request, to nominate and use its best efforts to elect a designee of the Underwriter as a director of the Company. The Underwriter has not yet exercised its right to designate such person.

           In addition, the Company has agreed to enter into a consulting agreement to retain the Underwriter as a financial consultant for a period of two years following the consummation of this offering at a monthly fee of $4,166.67 (or an aggregate of $100,000), $50,000 of which aggregate fee is payable upon the closing of this Offering and the balance on the first anniversary thereof. The consulting agreement will not require the consultant to devote a specific amount of time to the performance of its duties thereunder. It is anticipated that these consulting services will be provided by principals of the Underwriter and/or members of the Underwriter's corporate finance department who, however, have not been designated as of the date hereof. In the event that the Underwriter originates a financing or a merger, acquisition, joint venture or other transaction to which the Company is a party, the Underwriter will be entitled to receive a finder's fee in consideration for origination of such transaction.

           The Company has agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act.

           The Company's officers, directors and shareholders have agreed not to sell or otherwise dispose of any of their shares of Common Stock for a period of two years form the date of this Prospectus, without the prior written consent of the Underwriter [other than in connection with private transfers pursuant to which the transferees agree to be bound by the same provisions].

           Prior to this offering, there has been no public trading market for the Units or the Common Stock or Warrants. Consequently, the initial public offering price of the Units and the exercise price of the Warrants have been determined by negotiations between the Company and the Underwriter. Among the factors consider in determining the initial public offering price and the exercise price were the Company's financial condition and prospects, management, market prices of similar securities of comparable publicly-traded companies, certain financial and operating information of companies engaged in activities similar to those of the Company and the general condition of the securities markets.

           Although it has no obligation to do so, the Underwriter intends to engage in market-making actives or solicited brokerage activities with respect to the purchase or sale of Common Stock or Warrants in the over-the-counter market where such securities will trade. However, no assurance can be given that the Underwriter will continue to participate as a market maker in the securities of the Company or that another broker/dealer will make a marker in such securities. The Underwriter has the right to act as the Company's exclusive agent in connection with any future solicitation of holders of the Warrants to exercise their Warrants. Unless granted an exemption by the Securities and Exchange Commission form Rule 10b-6 under the Exchange Act, the Underwriter will be prohibited from engaging in any market-making activities or solicited brokerage activities with regard to the Company's securities during the period prescribed by exemption (xi) to Rule 10b-6 before the solicitation of the exercise of any Warrant based upon a prior solicitation until the later of the termination of such solicitation activity or the termination by waiver or otherwise of any right the Underwriter many have to receive a fee for the exercise of the Warrants following such solicitation. As a result, the Underwriter and soliciting broker/dealers may be unable to continue to make a market for the Company's securities during certain periods while the Warrants are exercisable. Such a limitation, while in effect, could impair the liquidity and market price of the Company`s securities.

           While certain officers of the Underwriter have significant experience in corporate financing and the underwriting of securities, the Underwriter has not previously underwritten any public offering. Accordingly, there can be no assurance that the Underwriter's limited public offering experience will not affect the Company's offering of the Units and subsequent development of a trading market, if any.

                                  LEGAL MATTERS

         Certain legal matters in connection with the securities being offered hereby will be passed upon the Company by Gersten, Savage, Kaplowitz, Fredericks & Curtin, LLP ("GSKF"). 101 East 52nd Street, New York, New York. GSKF received owns 60,000 shares of the Company's common stock. Certain legal matters will be passed upon for the Underwriter by Zimet, Haines, Friedman & Kaplan, New York, New York.


                                     EXPERTS

              The financial statements of the Company included in this Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods (which contain an explanatory paragragh regarding uncertainties relating to the Company being a going concern) set forth in their report appearing elsewhere herein, and is included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

         The financial statements of Cooper Firearms, Inc. included in this Prospectus have been audited by David Tarlow & Co., P.C., independent certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein, and is included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                              AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 under the Securities Act with respect to the securities offered hereby (the "Registration Statement"). This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto as permitted by the Rules and Regulation of the Commission. For future information with respect to the Company and such securities, reference is made to the Registration Statement and to the exhibits filed therewith. Statements contained in this Prospectus as to the contents of any contracts or other document referred to herein are not necessarily complete and where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all aspects by the provision of such exhibit to which reference is made for a full statement of the provisions thereof. The Registration Statement including exhibits filed therewith, may be inspected, without charge, at the principal office of the Commission located at 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549. Copies of all or any part of the Registration Statement (including the exhibits thereto) also may be obtained from the Public Reference Section of the Commission at its principal office in Washington, D.C., at the Commission's prescribed rates. Electronic registration statements made through the Electronic Data Gathering Analysis and Retrieval system are publicly available through the Commission's web site at http:
//www.sec.gov.

         On the date of the Prospectus, the Company will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, will file reports, proxy and information statements and other information with the Securities and Exchange Commission. Such reports, proxy and information statements and other information can be inspected and copies at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material also may be obtained from the Public Reference Section of the Commission at prescribed rates. The Commission maintains a web site at http: //www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically. The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other reports containing audited financial statements and such other reports as the Company deems appropriate or as may be required by law.

                          INDEX TO FINANCIAL STATEMENTS




                                                              Page No.
                                                              --------



                         CONNECTICUT VALLEY SPORTS, INC.
                                AND SUBSIDIARIES



Report of Independent Certified Public Accountants              F- 1


Financial Statements:


  Consolidated Balance Sheets                                   F- 2


  Consolidated Statements of Operations                         F- 3


  Consolidated Statements of Stockholders' Equity               F- 4


  Consolidated Statements of Cash Flows                         F- 5


  Notes to Consolidated Financial Statements                    F- 7





                              COOPER FIREARMS, INC.



Report of Independent Certified Public Accountants              F-21


Financial Statements:


  Statements of Operations                                      F-22


  Statements of Stockholders' Equity                            F-23


  Statements of Cash Flows                                      F-24


  Notes to Financial Statements                                 F-25

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Officers and Directors
Connecticut Valley Sports, Inc.
Stevensville, Montana


We have audited the accompanying consolidated balance sheet of Connecticut Valley Sports, Inc. (formerly Connecticut Valley Classics, Inc.) and Subsidiaries as of December 31, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Connecticut Valley Sports, Inc. and Subsidiaries as of December 31, 1996, and the results of their operations and their cash flows for the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 3 to the financial statements, the company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





                                                        /s/ BDO Seidman, LLP
                                                        -----------------------
New York, New York                                      BDO Seidman, LLP
February 15, 1997, except for Note 1
  which is September 17, 1997

                         CONNECTICUT VALLEY SPORTS, INC.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS


                                                                     Unaudited
                                                                    ----------
                                             December 31,             June 30,
                                                1996                    1997
                                             ------------           ----------
                                     ASSETS

Current Assets
Cash ..................................     $   231,534            $    17,558
Accounts receivable, net of allowance
  for doubtful accounts of $47,860 in
  1996 and $21,062 in 1997 ............          46,653                 71,523
Inventories ...........................         475,827                469,524
Other current assets ..................          18,862                 10,870
                                            -----------            -----------

   Total current assets ...............         772,876                569,475
                                            -----------            -----------

Property and Equipment
Property and equipment, at cost, less
  accumulated depreciation of $182,884
  in 1996 and $237,936 in 1997 ........         278,454                380,653
                                            -----------            -----------

Deferred Costs
Deferred costs, less accumulated
  amortization of $101,590 in 1996 and
  $113,239 in 1997 ....................          29,513                 83,192
                                            -----------            -----------

Other Assets
Due from stockholders .................          30,000                 30,000
Due from affiliated companies .........          14,269                 14,360
Other assets ..........................           1,000                  1,000
                                            -----------            -----------

   Total other assets .................          45,269                 45,360
                                            -----------            -----------

   Total assets .......................     $ 1,126,112            $ 1,078,680
                                            ===========            ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses .     $   280,022            $   210,260
Customer deposits .....................          16,425                 40,911
Federal excise tax payable ............          60,454                 36,624
Notes payable .........................          41,740                 22,115
Notes payable to stockholders .........          23,770                 23,770
Accrued interest ......................          42,150                 55,550
Due to affiliated companies ...........         108,232                123,323
                                            -----------            -----------

   Total current liabilities ..........         572,793                512,553

Notes payable - less current maturities            --                   95,364
Notes payable to stockholders .........         300,000                300,000
Deferred credit on acquisition ........         126,564                124,968
                                            -----------            -----------

   Total liabilities ..................         999,357              1,032,885
                                            -----------            -----------

Commitments and Contingencies

Stockholders' Equity
Common stock $ .01 par value, 3,000,000
  shares authorized, 2,655,471 and
  2,839,464 shares issued and
  outstanding in 1996
  and 1997 respectively ...............          26,555                 28,395
Additional paid-in-capital ............       2,872,769              3,462,255
Accumulated deficit ...................      (2,772,569)            (3,444,855)
                                            -----------            -----------

   Total stockholders' equity .........         126,755                 45,795
                                            -----------            -----------

   Total liabilities and stockholders'
     equity ...........................     $ 1,126,112            $ 1,078,680
                                            ===========            ===========


   The accompanying notes are an integral part of these financial statements.

                         CONNECTICUT VALLEY SPORTS, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS






                                                                   Unaudited
                                                              --------------------
                                          Years Ended              Six Months
                                          December 31,           Ended June 30,
                                    ------------------------  --------------------
                                       1995         1996         1996      1997
                                    -----------  -----------  ---------  ---------
Net sales                           $    74,744  $   244,725  $  69,291  $ 235,455

Cost of goods sold                      339,246      576,153    289,665    535,783
                                    -----------  -----------  ---------  ---------

Gross profit (loss)                    (264,502)    (331,428)  (220,374)  (300,328)
                                    -----------  -----------  ---------  ---------



Operating Expenses
Selling, general and administrative
  expenses                              332,206      685,800    232,965    355,674
Writedown of inventory to lower of
  cost or market                        150,000       -           -           -
Bad debts                                -            73,387     13,000        193
                                    -----------  -----------  ---------  ---------

   Total operating expenses             482,206      759,187    245,965    355,867
                                    -----------  -----------  ---------  ---------

   Operating loss                      (746,708)  (1,090,615)  (466,339)  (656,195)
                                    -----------  -----------  ---------  ---------



Other Income (Expense)
Other income                             -            11,230      -          1,796
Interest expense                        (35,755)     (29,923)   (19,734)   (17,887)
                                    -----------  -----------  ---------  ---------

   Total other income (expense)         (35,755)     (18,693)   (19,734)   (16,091)
                                    -----------  -----------  ---------  ---------

Loss before minority interests         (782,463)  (1,109,308)  (486,073)  (672,286)

Minority interests in net loss
  of subsidiary                          -             6,644      -          -
                                    -----------  -----------  ---------  ----------

   Net loss                         $  (782,463) $(1,102,664) $(486,073) $(672,286)
                                    ===========  ===========  =========  =========


Loss per share                          $(0.75)      $(0.44)    $(0.22)    $(0.24)
                                        ======       ======      ======     ======

Weighted average number of
  shares outstanding                  1,040,893    2,488,466  2,254,978  2,791,766
                                      =========    =========  =========  =========






   The accompanying notes are an integral part of these financial statements.

                         CONNECTICUT VALLEY SPORTS, INC.
                                AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY




                                                            Common Stock       Additional                   Total
                                                          -----------------     Paid-in    Accumulated  Stockholders'
                                                          Shares     Amount     Capital      Deficit        Equity
                                                          ------     ------     -------      -------        ------


                                                                        Year Ended December 31, 1995


Balance - January 1, 1995                                  470,000  $ 210,000  $  238,442  $  (887,442)  $  (439,000)
Issuance of stock                                          860,000      8,600      39,123                     47,723
Reorganization                                               -       (205,300)    205,300                      -
Proceeds from private placement                            237,269      2,373     816,204                    818,577
Expenses related to private placement                                            (182,981)                  (182,981)
Stockholder loans contributed to capital                                          365,180                    365,180
Net loss - year ended December 31, 1995                                                       (782,463)     (782,463)
                                                         ---------  ---------  ----------  -----------   -----------

Balance - December 31, 1995                              1,567,269  $  15,673  $1,481,268  $(1,669,905)  $  (172,964)
                                                         =========  =========  ==========  ===========   ===========



                                                                       Year Ended December 31, 1996



Balance - January 1, 1996                                1,567,269  $  15,673  $1,481,268  $(1,669,905)  $  (172,964)
Issuance of stock                                          910,000      9,100      58,699                     67,799
Contribution of capital                                                         1,000,000                  1,000,000
Proceeds from private placement                            178,202      1,782     406,606                    408,388
Expenses related to private placement                                             (73,804)                   (73,804)
Net loss - year ended December 31, 1996                                                     (1,102,664)   (1,102,664)
                                                         ---------  ---------  ----------  -----------   -----------

Balance - December 31, 1996                              2,655,471  $  26,555  $2,872,769  $(2,772,569)  $   126,755
                                                         =========  =========  ==========  ===========   ===========



                                                                        Six Months Ended June 30, 1997
                                                                                  Unaudited


Balance - January 1, 1997                                2,655,471  $  26,555  $2,872,769  $(2,772,569)  $   126,755
Proceeds from private placement                            183,993      1,840     706,533                    708,373
Expenses related to private placement                                            (117,047)                  (117,047)
Net loss - six months ended June 30, 1997                                                     (672,286)     (672,286)
                                                         ---------  ---------  ----------  -----------   -----------

Balance - June 30, 1997                                  2,839,464  $  28,395  $3,462,255  $(3,444,855)  $    45,795
                                                         =========  =========  ==========  ===========   ===========




   The accompanying notes are an integral part of these financial statements.

                         CONNECTICUT VALLEY SPORTS, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                                                           Unaudited
                                                                                                      -------------------
                                                                                  Years Ended          Six Months Ended
                                                                                  December 31,              June 30,
                                                                            ----------------------    -------------------
                                                                              1995         1996         1996       1997
                                                                            ---------  -----------    ---------  ---------

Cash Flows from Operating Activities
Net loss                                                                    $(782,463) $(1,102,664)   $(486,073) $(672,286)
Adjustments to reconcile net loss to net
  cash used by operating activities:
    Minority interest in net loss of subsidiary                                  -          (6,644)        -          -
    Depreciation and amortization                                              73,874      104,996       42,848     65,001
    Changes in operating assets, net of effect of acquisition of Cooper
     Firearms, Inc.:
    (Increase) decrease:
      Accounts receivable                                                     (22,188)      47,915       (5,614)   (24,870)
      Inventories                                                              34,846      (87,873)     (20,027)     6,303
      Other current assets                                                    (14,544)       4,773      (47,417)     7,992
      Other assets                                                             (1,000)      -              -          -
    Increase (decrease) in:
      Accounts payable and accrued expenses                                   125,339      (69,053)    (105,040)   (69,762)
      Customer deposits                                                       (12,756)       9,891         -        24,486
      Federal excise tax payable                                                 -         (51,924)        -       (23,830)
      Accrued interest payable                                                 15,150       27,000       17,166     13,500
                                                                            ---------  -----------    ---------  ---------

Net cash used by operating activities                                        (583,742)  (1,123,583)    (604,157)  (673,466)
                                                                            ---------  -----------    ---------  ---------

Cash Flows from Investing Activities
Repayment of loan receivable                                                     -          13,000       13,000       -
Acquisition of subsidiary                                                        -         (30,000)        -          -
Cash of acquired subsidiary                                                      -          37,477         -          -
Purchases of property and equipment                                          (171,401)    (126,205)        -      (157,146)
Advance of loan receivable                                                    (13,000)      -              -          -
Deferred costs                                                                 (4,232)      -              -       (65,328)
                                                                            ---------  -----------    ---------  ---------

Net cash provided (used) by investing activities                             (188,633)    (105,728)      13,000   (222,474)
                                                                            ---------  -----------    ---------  ---------

Cash Flows from Financing Activities
Proceeds of loans payable                                                      47,115        1,225        6,500     83,900
Advances from stockholders                                                    507,151       92,170      122,680       -
Advances to stockholders                                                         -         (94,269)        -          -
Repayment of loan receivable from stockholder                                    -          50,000         -          -
Repayments to stockholders                                                       -        (163,100)        -          -
Advances from affiliates                                                         -         108,232       38,816     15,000
Proceeds from private placement                                               818,577      408,388      406,205    708,373
Expenses related to private placement                                        (182,981)     (73,804)     (64,575)  (117,047)
Capital contributed                                                              -       1,000,000         -          -
Issuance of stock                                                              47,723       67,799       15,940       -
Repayment of notes payable                                                   (405,000)      -              -        (8,262)
                                                                            ---------  -----------    ---------  ---------

Net cash provided by financing activities                                     832,585    1,396,641      525,566    681,964
                                                                            ---------  -----------    ---------  ---------

   Net increase (decrease) in cash                                             60,210      167,330      (65,591)  (213,976)

Cash at beginning of period                                                     3,994       64,204       64,204    231,534
                                                                            ---------  -----------    ---------  ---------

Cash at end of period                                                       $  64,204  $   231,534    $  (1,387) $  17,558
                                                                            =========  ===========    =========  =========


                                   (Continued)

                         CONNECTICUT VALLEY SPORTS, INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (CONTINUED)







                                                                                                                    Unaudited
                                                                                                              -------------------
                                                                                          Years Ended           Six Months Ended
                                                                                          December 31,              June 30,
                                                                                      --------------------    -------------------
                                                                                        1995       1996         1996       1997
                                                                                      ---------  ---------    ---------  --------


Supplemental Schedule of Noncash Investing and Financing Activities
Notes payable to stockholders transferred
  to additional paid-in capital                                                       $ 365,180  $   -            -          -


The company purchased all of the preferred stock and 91.65% of the common stock of Cooper Firearms, Inc. for $30,000. In conjunction with the acquisition, liabilities were assumed as follows:
    Fair value of assets acquired                                                     $   -      $ 310,479    $   -      $   -
    Cash paid for the capital stock                                                       -       ( 30,000)       -          -
                                                                                      ---------  ---------    ---------  -----

      Liabilities assumed                                                             $   -      $ 280,479    $   -      $   -
                                                                                      =========  =========    =========  =====



Supplemental Disclosures of Cash Flow Information

Cash paid for interest                                                                $  20,605  $  23,190    $  10,768  $   7,232

Cash paid for income taxes                                                            $     317  $   1,291    $   -      $     526






   The accompanying notes are an integral part of these financial statements.

                         CONNECTICUT VALLEY SPORTS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    (UNAUDITED WITH RESPECT TO THE SIX MONTHS
                          ENDED JUNE 30, 1996 AND 1997)



Note 1 -       Organization and Nature of Business

               Connecticut Valley Sports, Inc. ("CVS") was incorporated on April 11, 1996 under the laws of the State of Delaware.

               On September 17, 1997, CVS, an inactive shell corporation acquired 2,746,896 shares of common stock representing 96.74% of the outstanding stock of Connecticut Valley Classics, Inc. ("CVC"). The surviving entity changed its name from CVC to Connecticut Valley Sports, Inc. Pursuant to the terms of the acquisition, CVC shareholders exchanged their stock for shares in CVS on a one for one basis.

               CVC is the continuing entity for financial reporting purposes, and the financial statements prior to September 17, 1997 represent its financial position and results of operations. The assets, liabilities and results of operations of CVS (which were minimal) will be included as of September 17, 1997.

               CVS and its subsidiaries manufacture and sell custom quality production bolt action rifles and high quality shot guns used for both sport hunting and competition. The company also manufactures and sells firearm stocks used in the production of rifles. Customers are located throughout the United States and parts of Canada.


Note 2 -       Summary of Significant Accounting Policies

               a)   Principles of consolidation
                    The consolidated financial statements include the accounts of Connecticut Valley Sports, Inc., its wholly-owned subsidiaries Connecticut Valley Classics, Inc. and The Stock Shop, Inc. and its majority-owned subsidiary Cooper Firearms, Inc. All material intercompany transactions and balances have been eliminated. The consolidated statement of operations reflects amounts for Cooper Firearms, Inc. as of August 13, 1996, the date it was acquired.

               b)   Use of estimates
                    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

               c)   Inventories
                    Inventories are valued at the lower of cost or market on a first-in, first-out basis.

                         CONNECTICUT VALLEY SPORTS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    (UNAUDITED WITH RESPECT TO THE SIX MONTHS
                          ENDED JUNE 30, 1996 AND 1997)



Note 2 -       Summary of Significant Accounting Policies (Contd.)

               d)       Property and equipment
                        Property and equipment is stated at cost.
                        Depreciation is provided using accelerated methods over the estimated useful lives of the assets.

               e)       Organization and start-up costs
                        Organization and start-up costs are stated at cost. Amortization is provided using the straight line method over a period of 36-60 months.

               f)       Income taxes
                        The company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities, if any, are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                g)      Stock-based compensation
                        The company accounts for stock-based compensation in accordance with the provisions of Accounting Principles Board Opinion No. 25. Stock-based compensation includes all transactions under which employees receive shares of stock or other equity instruments (such as options) in the company or events where the company incurs liabilities to employees in amounts that are based on the price of its stock.

                h)      Long-lived assets
                        In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", which requires that certain long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. This standard is effective for fiscal years that begin after December 15, 1995. The company's adoption of this pronouncement on January 1, 1996 did not have a material impact on the company's consolidated financial statements.

                         CONNECTICUT VALLEY SPORTS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    (UNAUDITED WITH RESPECT TO THE SIX MONTHS
                          ENDED JUNE 30, 1996 AND 1997)



Note 2 -          Summary of Significant Accounting Policies (Contd.)

                  i)       Deferred credit
                           Deferred credit on acquisition (negative goodwill arising from the acquisition of Cooper Firearms, Inc. described in Note 13) is amortized on a straight-line basis over its estimated useful life of 40 years.

                  j)       Interim financial statements
                           The unaudited interim financial statements as of June 30, 1997, and for the six months ended June 30, 1996 and 1997 reflect all adjustments (consisting of recurring accruals) management considers necessary for a fair presentation of financial position, results of operations and cash flows. Results of operations for the six months ended June 30, 1997 are not indicative of results to be expected for the year.

                  k)       Loss per share data
                           Net loss per common and common equivalent share using the weighted average number of common and common equivalent shares outstanding was computed by applying Securities and Exchange Commission Staff Accounting Bulletin No. 83 (SAB 83). Pursuant to SAB 83, common and common equivalent shares issued by the company during the twelve months immediately preceding its initial public offering at a price below the initial public offering price together with common share equivalents which result from the grant of common stock options and warrants having exercise prices below the initial public offering price during the same period have been included in the calculation of the shares used in computing net loss per share as if they were outstanding for all periods prior to the initial public offering. Net loss per share for these periods has been computed using the treasury stock method, under which the number of shares outstanding reflects an assumed use of the proceeds from the issuance of such shares and from the assumed exercise of such options and warrants to repurchase shares of the company's common stock at the initial public offering price.


Note 3 -          Going Concern

                  As shown in the accompanying financial statements, the company has incurred substantial recurring operating losses. This raises substantial doubt about the company's ability to continue as a going concern.

                         CONNECTICUT VALLEY SPORTS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    (UNAUDITED WITH RESPECT TO THE SIX MONTHS
                          ENDED JUNE 30, 1996 AND 1997)



Note 3 -          Going Concern  (Contd)

                  Management believes the company will generate significant new business and improve operating efficiency in future years. In addition, the company intends to raise funds through a public offering of its common stock. Management believes that the proceeds from the offering will be sufficient to provide working capital until the company is able to increase revenues and improve operating efficiency. If the company is not able to complete the public offering, generate significant new business or reduce its expenses, it is possible operations will be discontinued. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Note 4 -          Inventories

                  Inventories consisted of the following:

                                                    December 31,  June 30,
                                                        1996        1997
                                                      --------    ---------
                  Finished goods                      $101,791    $  70,174
                  Work in process                       42,235       19,690
                  Raw materials                        331,801      379,660
                                                      --------    ---------

                                                      $475,827    $ 469,524
                                                      ========    =========

Note 5 -          Property and Equipment

                  Major classifications of property and equipment are as follows:

                                                        December 31,  June 30,
                                                            1996        1997
                                                          --------    ---------
                  Furniture and fixtures                $ 11,159     $  10,898
                  Molds and tools                        304,625       323,519
                  Machinery and equipment                132,840       264,568
                  Leasehold improvements                  12,714        19,604
                                                        --------     ---------
                                                         461,338       618,589
                  Accumulated depreciation              (182,884)     (237,936)
                                                        --------     ---------
                  Property and equipment, net           $278,454     $ 380,653
                                                        ========     =========


                  Depreciation expense amounted to $46,019 and $77,879 for the years ended December 31, 1995 and 1996, and $28,497 and $54,948 for the six months ended June 30, 1996 and 1997, respectively.

                         CONNECTICUT VALLEY SPORTS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    (UNAUDITED WITH RESPECT TO THE SIX MONTHS
                          ENDED JUNE 30, 1996 AND 1997



Note 6 -    Deferred Costs

            Major classifications of deferred costs and their respective amortization periods are as follows:

                                      Amortization  December 31,  June 30,
                                         Period         1996        1997
                                      ------------  ------------  --------

            Display models              36 months     $ 15,425    $  15,425
            Organization costs          60 months       36,406       36,406
            Start-up costs              60 months       79,272       79,272
            Stock issuance costs                          -          65,328
                                                        --------    ---------

                                                       131,103      196,431
            Accumulated amortization                  (101,590)    (113,239)
                                                      --------    ---------
            Deferred costs, net                       $ 29,513    $  83,192
                                                      ========    =========


            The stock issuance costs are related to a proposed public offering of the company's common stock. If the offering does not take place, these costs will be expensed.


Note 7 -    Notes Payable

            Notes payable consist of the following:

                                                         December 31,  June 30,
                                                             1996        1997
                                                           --------    --------
            First Security Bank, due July, 1996,
            interest at 8.75% per annum, secured
            by all of the former assets of SSLLC
            with a book value of approximately
            $87,000. This note was refinanced
            with Rocky Mountain Bank (see below)
            in 1997                                        $ 41,740    $   -

            Rocky Mountain Bank, due January, 2000,
            interest at 9.25% per annum, collateralized
            by a $20,000 Certificate of Deposit
            (included in cash), monthly payments
            inclusive of interest of $1,339.86                 -         35,821

            Equipment lease, due January, 2003,
            interest at 8.85% per annum, monthly
            payments inclusive of interest of
            $1,735.30, collateralized by equipment
            with a book value of $98,705 at
            June 30, 1997                                      -         81,658
                                                           --------    --------

                                                             41,740     117,479
            Less: Current portion                            41,740      22,115
                                                           --------    --------
            Long-term debt                                 $   -       $ 95,364
                                                           ========    ========

                         CONNECTICUT VALLEY SPORTS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    (UNAUDITED WITH RESPECT TO THE SIX MONTHS
                          ENDED JUNE 30, 1996 AND 1997)



Note 7 -    Notes Payable (Contd.)


            Maturities at June 30, 1997 are as follows:

                     Years Ended
                     December 31,
                     ------------

                        1997                        $ 22,115
                        1998                          28,984
                        1999                          31,716
                        2000                          19,350
                        2001                          15,314
                                                    --------
                                                    $117,479
                                                    ========


Note 8 -    Notes Payable to Stockholders

            The company has notes payable to its stockholders as follows:


                                                       December 31,  June 30,
                                                           1996        1997
                                                         --------    --------
            Notes payable to four (4) stockholders
            payable in eight (8) equal quarterly
            installments commencing on the earlier
            of November 1, 1998 or the closing of
            an initial public offering of the
            company's securities.  Interest
            accrues on these notes at 9% per annum       $300,000    $300,000

            Demand notes, non-interest bearing             23,770      23,770
                                                         --------    --------

                                                          323,770     323,770
            Less: Current portion                         (23,770)    (23,770)
                                                         --------    --------

            Long-term debt                               $300,000    $300,000
                                                         ========    ========


            Maturities of long-term debt are as follows:


                   Years Ended
                   December 31,
                   ------------

                      1997                       $ 23,770
                      1998                         37,500
                      1999                        150,000
                      2000                        112,500
                                                 --------
                                                 $323,770
                                                 ========

                         CONNECTICUT VALLEY SPORTS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    (UNAUDITED WITH RESPECT TO THE SIX MONTHS
                          ENDED JUNE 30, 1996 AND 1997)



Note 9 -          Related Party Transactions

                  The company and other entities controlled by its chairman have advanced funds to each other for operating purposes. Other than as described in Note 8, related party loans are non-interest bearing and have no scheduled repayment dates. In accordance with the intentions of the parties involved, the balances payable to affiliates have all been classified as current, and the balances due from shareholders and affiliates have been classified as non-current.

                  The company has also issued options to certain executives. See Note 17.


Note 10 -         Income Taxes

                  The company had available net operating loss carryforwards for tax purposes at December 31, 1996. Due to a change in ownership, the availability of these losses to offset future taxable income is severely restricted. The company must continue to operate as a firearms manufacturer until 1998, and an annual limit on the use of prior losses based on the value of the company at the time of the ownership change multiplied by the long-term tax exempt rate will apply. This results in a limitation on utilization of the losses of approximately $2,000 per year and affects approximately $2,000,000 of the total available carryforward. The amounts and expiration dates of these losses are as follows:

                                               Expiration Date
                          Amount                 December 31,
                          ------                 ------------

                        $  559,199                   2006
                            94,026                   2007
                           375,989                   2008
                           275,605                   2009
                           795,863                   2010
                           454,277                   2011
                        ----------
                        $2,554,959
                        ==========


                  As of December 31, 1996, the company has a net operating loss carryforward (after applying change of ownership limitations described above) of approximately $580,000 which results in a deferred tax asset of approximately $232,000 which has been offset by a valuation allowance.

                         CONNECTICUT VALLEY SPORTS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    (UNAUDITED WITH RESPECT TO THE SIX MONTHS
                          ENDED JUNE 30, 1996 AND 1997)




Note 10 -         Income Taxes (Contd.)

                  The consolidated statements of operations include losses of $129,766 and $40,939 for the years ended December 31, 1996 and 1995, respectively, incurred by The Stock Shop of Montana, LLC ("SSLLC") prior to its merger with The Stock Shop, Inc. Since SSLLC was taxed as a partnership under the provisions of Subchapter K of the Internal Revenue Code, this loss may only be deducted by SSLLC's members.


Note 11 -         Commitments

                  a) The company conducts its primary operations from a facility that is leased under an agreement which expires July 29, 1998. There is an option to renew the lease for an additional 12 months at $3,000 per month. The company has an option to purchase the property at fair market value which expires on July 10, 1998. The company is responsible for all costs of utilities, repairs, maintenance, upkeep, insurance, and real estate taxes in addition to the basic rent.

                       The company leases a second facility under an agreement which expires on September 1, 1999.

                       Future minimum rental payments under these leases are as follows:

                        Year Ending
                        December 31,            Amount
                        ------------            ------

                           1997                $ 55,075
                           1998                  43,250
                           1999                  16,000
                                               --------
                                               $114,325
                                               ========

                       Rent expenses for the years ended December 31, 1995 and 1996 and the six months ended June 30, 1996 and 1997 were $15,188, $29,465, $3,000 and $32,085, respectively.

                         CONNECTICUT VALLEY SPORTS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    (UNAUDITED WITH RESPECT TO THE SIX MONTHS
                          ENDED JUNE 30, 1996 AND 1997)



Note 11 -        Commitments (Contd.)

                  b) The company has employment agreements with its President of Manufacturing and its Production Manager that expire on March 31, 1999. Future minimum payments under the contracts are as follows:

                        Year Ending
                        December 31,            Amount
                        ------------            ------

                           1997                $ 78,000
                           1998                  78,000
                           1999                  19,500
                                               --------
                                               $175,500
                                               ========


Note 12 -         Significant Concentrations of Credit Risk

                  The company has concentrated its credit risk for cash by maintaining accounts at Rocky Mountain Bank in excess of federal insurance limits. The maximum loss that would have resulted from that risk totalled $127,419 at December 31, 1996, for the excess of deposits over amounts that would have been covered by federal insurance.


Note 13 -         Mergers and Acquisitions

                  In September 1996, The Stock Shop, Inc. ("SSI") acquired all of the assets of The Stock Shop of Montana, LLC ("SSLLC"), a company under common control, in exchange for the assumption of all of SSLLC's liabilities. The transaction has been accounted for in a manner similar to that in pooling-of-interests accounting and the operations of SSLLC have been recorded by SSI as of the beginning of the year. SSI did not issue any new shares of stock as part of the transaction. The book value of SSLLC's net assets (liabilities) at the date of combination consisted of the following:

                    Accounts receivable                        $   2,625
                    Prepaid expenses                                 452
                    Property and equipment, net of
                      accumulated depreciation of $5,595           8,383
                    Start-up costs, net of accumulated
                      amortization of $1,058                       3,174
                    Due from member                               80,000
                    Accounts payable and accrued expenses        (42,000)
                    Notes payable (current)                      (47,215)
                    Due to affiliated companies                 (140,602)
                                                               ---------
                                                               $(135,183)
                                                               =========

                         CONNECTICUT VALLEY SPORTS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    (UNAUDITED WITH RESPECT TO THE SIX MONTHS
                          ENDED JUNE 30, 1996 AND 1997)






Note 13 -         Mergers and Acquisitions (Contd.)

                  On November 15, 1996, CVC acquired all of the outstanding stock of SSI in exchange for 1,300,000 shares of its own common stock. The transaction has been accounted for as a pooling-of-interests, and the operations of SSI are reflected for all periods presented.

                  SSI's consolidated balance sheet (including the assets, liabilities and equity of SSLLC acquired in the pooling described above) as of December 31, 1995 was as follows:


                                               ASSETS

                  Current assets
                  Cash                              $    5,565
                  Accounts receivable                   17,366
                  Inventory                              7,319
                  Other current assets                     900
                                                    ----------

                    Total current assets                         $   31,150

                  Property and equipment
                  Property and equipment, at cost,
                    less accumulated depreciation
                    of $2,516                                        11,462

                  Start-up costs
                  Start-up costs, net of accumulated
                    amortization of $423                              3,809
                                                                 ----------

                    Total assets                                 $   46,421
                                                                 ==========


                           LIABILITIES AND MEMBERS' EQUITY (DEFICIT)


                  Current liabilities
                  Accounts payable and accrued
                    expenses                        $   29,422
                  Notes payable to LLC members          13,100
                  Notes payable - bank                  47,115
                                                    ----------

                    Total liabilities                            $   89,637
                  Members' equity (deficit)                         (43,216)
                                                                 ----------

                    Total liabilities and members'
                      equity (deficit)                           $   46,421
                                                                 ==========

                         CONNECTICUT VALLEY SPORTS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    (UNAUDITED WITH RESPECT TO THE SIX MONTHS
                          ENDED JUNE 30, 1996 AND 1997)




Note 13 -         Mergers and Acquisitions (Contd.)

                  The company's consolidated statement of operations included the following amounts attributable to SSI:

                                                              Nine Months
                                               Year Ended        Ended
                                              December 31,   September 30,
                                                  1995           1996
                                              ------------   -------------

                   Revenues                     $ 87,038       $  51,600

                   Net income
                     (loss)                      (40,939)       (129,766)


                  The consolidated net loss for the year ended December 31, 1995 is comprised of the following:


                   Net loss of CVC before
                     effect of merger
                     with SSI                                      $(741,524)

                   Net loss of SSLLC                                ( 40,939)
                                                                   ---------

                   Consolidated net loss                           $(782,463)
                                                                   =========

                  Consolidated revenue for the year ended December 31, 1995 is the same amount as originally reported by CVC prior to the merger with SSI.

                  On August 13, 1996, the company acquired all of the preferred stock and 91.65% of the common stock of Cooper Firearms, Inc. for $30,000. The transaction has been accounted for under the purchase method for financial reporting purposes. The deferred credit which arose from the purchase of this stock at a discount is being amortized over a period of 40 years.

                  Pro forma information assuming the acquisition had occurred on January 1, 1995 is as follows:

                                                                  Six Months
                                            Year Ended               Ended
                                            December 31,           June 30,
                                      -------------------------  ----------
                                         1995           1996         1996
                                      ------------  -----------  ----------

                      Revenues        $  1,028,746  $   833,795    $ 603,711

                      Net loss        $ (1,284,775) $(1,294,382)   $(637,520)

                         CONNECTICUT VALLEY SPORTS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    (UNAUDITED WITH RESPECT TO THE SIX MONTHS
                          ENDED JUNE 30, 1996 AND 1997)



Note 14 -         Regulation of Firearms by U.S. Government

                  As a manufacturer of firearms, the company must comply with the regulations of the Bureau of Alcohol, Tobacco and Firearms. Requirements include an accountability of each serial numbered gun and the payment of an 11% federal excise tax as the guns are shipped and invoiced. Failure to comply with these regulations can lead to fines and suspension of manufacturing and sales operations.


Note 15 -         Contingencies

                  The company has been notified that an individual injured himself while firing a weapon produced by the company. This individual has retained counsel. Management intends to vigorously defend this matter and has referred it to its insurance company. The insurer has not yet determined whether this is a covered claim under the policy. The amount or range of potential loss cannot be reasonably estimated at this time, but management does not expect it to be material. No accrual has been made for this loss contingency in the financial statements.


Note 16 -         Fair Values of Financial Instruments

                  The carrying amounts of financial instruments including cash, accounts receivable and accounts payable and accrued expenses approximated fair value as of December 31, 1996 because of the relatively short-term maturity of these instruments. The carrying values of long-term receivables and long-term debt, including the current portion, approximated fair value as of December 31, 1996, based upon quoted market prices.


Note 17 -         Stock Options

                  CVC adopted a stock option plan on August 29, 1995 authorizing it to issue four members of management options to purchase 230,000 shares of CVC common stock. These options may not be issued unless CVC attains certain levels of profitability. To date, CVC has not yet met such criteria. Upon issuance, these options will vest immediately and have no expiration date. These options are not exercisable with respect to CVS stock. To date, no options have been issued pursuant to this plan.

                  CVC adopted a second stock option plan on August 29, 1995 authorizing it to issue its employees options to purchase an aggregate of up to 125,000 shares of CVC common stock. These options are issuable at the discretion of CVC's board of directors based upon employee performance with terms as the board deems appropriate. These options will not be exercisable with respect to CVS stock. To date, no options have been issued pursuant to this plan.

                         CONNECTICUT VALLEY SPORTS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    (UNAUDITED WITH RESPECT TO THE SIX MONTHS
                          ENDED JUNE 30, 1996 AND 1997)



Note 17 -         Stock Options (Contd.)

                  In December 1995, the company issued its chairman an option to purchase 200,000 shares of the company's common stock at an exercise price of $2.76 per share. The options were issued as additional consideration for the company to obtain a $75,000 loan from the chairman. The right to exercise this option vested immediately and expires in December 1998. The exercise price of this option exceeds management's estimate of the market value of the stock on the grant date, and, accordingly, the option has an immaterial value. The chairman has not yet exercised any portion of this option.

                  In September 1996, SSI awarded one of its directors (now a director of CVS) an option to purchase 25,000 shares of SSI's common stock at an exercise price of $3.45 per share. Pursuant to the mergers of SSI and CVC and CVC and CVS, this option is now available to the individual with respect to CVS common stock. The right to exercise this option vests in increments of 6,250 shares per year for four years beginning September 1, 1997. The option expires on September 1, 2001. The exercise price of this option exceeds management's estimate of the market value of SSI's common stock on the grant date, and are considered to have an immaterial value. The director has not yet exercised any portion of this option.

                  In September 1996, SSI awarded three of its directors (now directors of CVS) options to purchase 250,000 shares of SSI's common stock at an exercise price of $0.0001 per share. Pursuant to the mergers of SSI and CVC and CVC and CVS, these options are now available to the individuals with respect to CVS common stock. The right to exercise these options vested immediately and expires on September 1, 2001. Management's estimate of the market value of SSI's common stock on the grant date exceeds the exercise price of these options by an amount which results in an immaterial expense. Accordingly, the options had an immaterial value at the time of their issuance, and no expense has been recorded in connection therewith. The directors have not yet exercised any portion of these options.

                  Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("Statement 123"), requires the company to provide pro forma information regarding net loss and loss per share as if compensation cost for the company's stock option plans had been determined in accordance with the fair value-based method prescribed in Statement 123. The company estimates the fair value of each stock option at the grant date by using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1995 and 1996, respectively: no dividends paid for all years; expected volatility of 40.7% and 38.9%; risk free interest rates of 5.51% and 6.60%; and expected lives of 5.0 and 4.0 years.

                         CONNECTICUT VALLEY SPORTS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    (UNAUDITED WITH RESPECT TO THE SIX MONTHS
                          ENDED JUNE 30, 1996 AND 1997)



Note 17 -         Stock Options (Contd.)

                  Under the accounting provisions of Statement 123, there would be no material difference between the company's net loss and loss per share from that reported in the financial statements in accordance with Accounting Principles Board Opinion No. 25.

Note 18 -         Capital Contribution

                  In September 1996, a company in which the Chairman is a principal paid the company $1,000,000. No additional stock was issued to the Chairman or his company as a result of this transaction. The company has accounted for this as a contribution to additional paid-in capital.


Note 19 -         Reorganization

                  In 1995, the company reincorporated in Delaware. As part of this transaction, the company changed the par value of its stock from $1 per share to $0.01 per share.


Note 20 -         Subsequent Events

                  The company intends to file a registration statement with the Securities Exchange Commission for an initial public offering of 1,500,000 units. Each unit will consist of one share of the company's common stock and one warrant entitling the holder thereof to purchase one additional share of the company's common stock at an exercise price of $6. The offering price is expected to be $5.10 per unit.

                  Since June 30, 1997, the company has amended its Certificate of Incorporation to increase the number of authorized shares of common stock from 3,000,000 to 30,000,000. In addition the company has authorized the issuance of 1,000,000 shares of "blank check" preferred stock. This stock may be issued with any rights, preferences or designations as determined by the board of directors at the time of its issuance without stockholder approval. Management has no present intention to issue any shares of this preferred stock.

                  Subsequent to June 30, 1997, the company issued 790 shares of its common stock in exchange for the remaining minority interest in Cooper Firearms, Inc. The company issued one share of CVC stock for every ten shares of Cooper Firearms, Inc. stock exchanged.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






To the Officers and Directors
Cooper Firearms, Inc.
Stevensville, Montana


We have audited the accompanying statements of operations, stockholders' equity and cash flows of Cooper Firearms, Inc. for the year ended December 31, 1995 and for the period from January 1, 1996 to August 13, 1996. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 3, on August 13, 1996, The Stock Shop, Inc. acquired all of the company's preferred stock and 91.65% of its common stock.

In our opinion, the statements of operations, stockholders' equity and cash flows referred to above present fairly, in all material respects, the results of operations and cash flows of Cooper Firearms, Inc. for the year ended December 31, 1995 and for the period from January 1, 1996 to August 13, 1996, in conformity with generally accepted accounting principles.





                                                  /s/ David Tarlow & Co., P.C.
                                                  ---------------------------
New York, New York                                David Tarlow & Co., P.C.
May 8, 1997

                              COOPER FIREARMS, INC.

                            STATEMENTS OF OPERATIONS









                                                                   Unaudited
                                                                --------------
                                  Year Ended   January 1, 1996    Six Months
                                 December 31,         to        Ended June 30,
                                     1995      August 13, 1996        1996
                                 ------------  ---------------  --------------

Net sales                        $   954,002     $   589,070       $ 534,420

Cost of goods sold                 1,027,871         516,687         461,005
                                 -----------     -----------       ---------

Gross profit (loss)                  (73,869)         72,383          73,415
                                 -----------     -----------       ---------



Operating Expenses
Selling, general and
  administrative expenses            316,278         209,828         191,621
Writedown of inventory to
  lower of cost or market             80,000           -               -
Bad debts                              -              27,362          18,000
                                 -----------     -----------       ---------

   Total operating expenses          396,278         237,190         209,621
                                 -----------     -----------       ---------

   Operating loss                   (470,147)       (164,807)       (136,206)

Interest expense                      38,809          20,267          15,241
                                 -----------     -----------       ---------

   Net loss                      $  (508,956)    $  (185,074)      $(151,447)
                                 ===========     ===========       =========







   The accompanying notes are an integral part of these financial statements.

                              COOPER FIREARMS, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY









                                  Preferred       Preferred Stock                       Treasury Stock -
                                Stock Class B        Class C           Common Stock          Common                        Total
                              ----------------  ----------------   -----------------    ---------------   Accumulated  Stockholders'
                              Shares   Amount   Shares   Amount    Shares     Amount    Shares    Amount    Deficit        Equity
                              ------   ------   ------   -------   ------     ------    ------    ------    -------        ------

                                                              Year Ended December 31, 1995


Balance - January 1, 1995     28,661  $716,525  10,000  $125,000  117,085  $  690,221   2,324   $ (23,240) $(1,330,689)   $ 177,817

Shares issued                                   23,000   287,500    6,300                                                   287,500

Shares issued in lieu
 of interest                                                        1,100      11,000                                        11,000

Warrants exercised                                                  6,500      44,000                                        44,000

Common stock repurchased                                                                  550      (5,500)                   (5,500)

Net loss - year ended
 December 31, 1995                                                                                            (508,956)    (508,956)
                              ------  --------  ------  --------  -------  ----------   -----   ---------  -----------    ---------

Balance - December 31, 1995   28,661  $716,525  33,000  $412,500  130,985  $  745,221   2,874   $ (28,740) $(1,839,645)   $   5,861
                              ======  ========  ======  ========  =======  ==========   =====   =========  ===========    =========





                                                          January 1, 1996 to August 13, 1996


Balance - January 1, 1996     28,661   $716,525  33,000  $412,500  130,985  $  745,221   2,874  $ (28,740) $(1,839,645)   $   5,861

Warrants exercised                                                   5,000      30,000                                       30,000

Shares issued in lieu
  of interest                                                        1,120      14,000                                       14,000

Debt converted to common
  stock                                                              2,424     300,000                                      300,000

Net loss - period from
  January 1, 1996 to
  August 13, 1996                                                                                             (185,074)    (185,074)
                              ------   --------  ------  --------  -------  ----------   -----  ---------  -----------    ---------

Balance - August 13, 1996     28,661   $716,525  33,000  $412,500  139,529  $1,089,221   2,874  $ (28,740) $(2,024,719)   $ 164,787
                              ======   ========  ======  ========  =======  ==========   =====  =========  ===========    =========







   The accompanying notes are an integral part of these financial statements.

                              COOPER FIREARMS, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                                    Unaudited
                                                                                                 ---------------
                                                                 Year Ended    January 1, 1996     Six Months
                                                                 December 31,         to         Ended June 30,
                                                                     1995      August 13, 1996        1996
                                                                 -----------   ---------------   ---------------
Cash Flows from Operating Activities
Net loss                                                         $  (508,956)    $  (185,074)       $(151,447)
Adjustments to reconcile net loss to net
  cash used by operating activities:
    Depreciation and amortization                                     25,141          12,738           13,252
    Loss on sale of property and equipment                             -               3,702            3,702
    (Increase) decrease in:
      Accounts receivable                                            107,610          29,809          (38,400)
      Inventory                                                       39,902          (3,555)         (39,469)
      Other current assets                                             9,306          13,328            7,590
      Other assets                                                     1,957          16,605           16,605
    Increase (decrease) in:
      Accounts payable and accrued expenses                          (55,934)        (14,218)          64,853
      Customer deposits                                               12,930          (7,987)          (6,191)
      Federal excise tax payable                                      50,290         (16,959)          27,206
                                                                 -----------     -----------        ---------

Net cash used by operating activities                               (317,754)       (151,611)        (102,299)
                                                                 -----------     -----------        ---------

Cash Flows from Investing Activities
Purchases of property and equipment                                  (24,303)        (10,307)         (10,307)
Proceeds from sales of property and equipment                          -             170,035          170,035
                                                                 -----------      ----------        ---------

   Net cash provided (used) by financing
     activities                                                      (24,303)        159,728          159,728
                                                                 -----------      ----------        ---------

Cash Flows from Financing Activities
Proceeds of loans payable                                             95,000           -                -
Repayments of loans payable                                          (21,026)       (188,934)        (188,934)
Net advances of bank line-of-credit                                   24,475          23,700           23,700
Capital stock issued                                                 342,500          44,000           44,000
Purchase of treasury stock                                            (5,500)          -                -
Advance from stockholder                                               -             100,000          100,000
Financing costs incurred                                              (3,325)          -                -
                                                                 -----------     -----------        ---------

   Net cash provided (used) by
     financing activities                                            432,124         (21,234)         (21,234)
                                                                 -----------     -----------        ---------

   Net increase (decrease) in cash                                    90,067         (13,117)          36,195

Cash at beginning of period                                          (39,473)         50,594           50,594
                                                                 -----------     -----------        ---------

Cash at end of period                                            $    50,594     $    37,477        $  86,789
                                                                 ===========     ===========        =========


Supplemental Schedule of Noncash Financing and Investing Activities

Notes payable assumed by purchaser of property
  and equipment                                                  $     -         $   106,082        $ 106,082

Notes payable to stockholder converted to stock                  $     -         $   300,000        $   -


Supplemental Disclosure of Cash Flow Information

Cash paid for interest                                           $    24,744     $    20,909        $  15,241

Cash paid for income taxes                                       $        51     $     -            $   -


     The accompanying notes are an integral part of these financial statements.

                              COOPER FIREARMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                    (UNAUDITED WITH RESPECT TO THE SIX MONTHS
                              ENDED JUNE 30, 1996)



Note 1 -          Organization and Nature of Business

                  Cooper Firearms, Inc., was incorporated in 1990 under the laws of the State of Montana. The company manufactures and sells custom quality production bolt action rifles used for both sport hunting and competition. Customers are located throughout the United States and parts of Canada.


Note 2 -          Summary of Significant Accounting Policies

                  a)       Use of estimates
                           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  b)       Inventories
                           Inventories are valued at the lower of cost or market on a first-in, first-out basis.

                  c)       Depreciation
                           Depreciation is provided using accelerated methods over the estimated useful lives of the assets.

                  d)       Amortization
                           Amortization of loan fees and start-up costs is provided using the straight line method over a period of 36-60 months.

                  e)       Interim financial statements
                           The unaudited interim financial statements for the six months ended June 30, 1996 reflect all adjustments (consisting of recurring accruals) management considers necessary for a fair presentation of results of operations and cash flows.

                  f)       Long-lived assets
                           In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", which requires that certain long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. This standard is effective for fiscal years that begin after December 15, 1995. The company's adoption of this pronouncement on January 1, 1996 did not have a material impact on the company's financial statements.

                              COOPER FIREARMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                    (UNAUDITED WITH RESPECT TO THE SIX MONTHS
                              ENDED JUNE 30, 1996)



Note 3 -          Subsequent events

                  On August 13, 1996, The Stock Shop, Inc. acquired all of the preferred stock and 91.65% of the common stock of the company.


Note 4 -          Depreciation

                  The company recorded depreciation expense of $23,440 for the year ended December 31, 1995 and $9,967 for both the six months ended June 30, 1996 and the period from January 1, 1996 to August 13, 1996.


Note 5 -          Regulation of Firearms by U.S. Government

                  As a manufacturer of firearms, the company must comply with the regulations of the Bureau of Alcohol, Tobacco and Firearms. Requirements include an accountability of each serial numbered gun and the payment of an 11% federal excise tax as the guns are shipped and invoiced. Failure to comply with these regulations can lead to fines and suspension of manufacturing and sales operations.


Note 6 -          Contingencies

                  The company has been notified that an individual injured himself while firing a weapon produced by the company. This individual has retained counsel. Management intends to vigorously defend this matter and has referred it to its insurance company. The insurer has not yet determined whether this is a covered claim under the policy. The amount or range of potential loss cannot be reasonably estimated at this time, but management does not expect it to be material. No accrual has been made for the loss contingency in the financial statements.


--------------------------------------------------               ----------------------------------------------------

      No  underwriter,  dealer,  salesman or other
person has been authorized to give any information
or to make and  representations  other  than those
contained  in this  Prospectus,  and,  if given or
made, such information or representation  must not
be  relied on as having  been  authorized  for the
Company.  This  Prospectus  does not constitute an
offer  or   solicitation  to  any  person  in  any                                CONNECTICUT VALLEY
jurisdiction  where  such  offer  or  solicitation                                    SPORTS, INC.
would  be  unlawful.   Neither  delivery  of  this
Prospectus nor any sale hereunder shall, under any                                   1,500,000 Units
circumstances,  create any implication  that there                          Each Unit Consisting of 1,500,000
has been no change in the  affairs of the  Company                             Shares of Common Stock and
since the date hereof.                                                         1,500,000 Redeemable Common
                                                                                 Stock Purchase Warrants



               TABLE OF CONTENTS
                     Page
Prospectus Summary........................
Risk Factors..............................
Use of Proceeds...........................                                        BRIARWOOD INVESTMENT
Dilution..................................                                            COUNSEL, INC.
Capitalization............................
Dividends.................................
Management's Discussion
and Analysis of Financial
Condition and Results of                                                             __________, 1997
Operations................................
Business..................................
Management................................
Certain Relationships and Related
   Transactions...........................
Principal Stockholders....................
Description of Securities.................
Shares Eligible for Future Sale...........
Underwriting..............................
Legal Matters.............................
Experts...................................
Financial Statements......................
              -----------

Until  ________,  1997 (25 days after the date of
this    Prospectus),    all   dealers   effecting
transactions   in  the   registered   securities,
whether    or   not    participating    in   this
distribution,   may  be  required  to  deliver  a
Prospectus when acting as  underwriters  and with
respect   to   their   unsold    allotments    or
subscription.
--------------------------------------------------               ----------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13. Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law, among other things, and subject to certain conditions, authorizes the Company to indemnify its officers and directors against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such an officer or director. The restated Certificate of Incorporation and By-laws of the Company provide for indemnification of its officers and directors to the full extent authorized by law.

         Reference is made to the Underwriting Agreement, the proposed form of which is filed as Exhibit 1.1, pursuant to which the Underwriter agrees to indemnify the directors and certain officers of the Registrant and certain other persons against certain civil liabilities.


Item 14. Other Expenses of Issuance and Distribution

         The following is a statement of the estimated expenses to be paid by the Company in connection with the issuance and distribution of the securities being registered:

SEC Registration Fee                                             $    5,830.46
NASD Filing Fee                                                  $    2,424.05
NASDAQ Filing Fee                                               *$   25,000.00
Printing Engraving Expenses                                     *$   75,000.00
Legal Fees and Expenses                                         *$  125,000.00
Accounting Fees and Expenses                                    *$   70,000.00
Blue Sky Fees and Expenses                                      *$   40,000.00
Transfer Agent and Registrar Fees and Expenses                  *$    3,500.00
Underwriter's Non-accountable Expense Allowance                  $  229,500.00
Miscellaneous                                                   *$  188,745
                                                                --------------
         Total                                                     $765,000.00

         *Estimate

Item 15. Recent Sales of Unregistered Securities
         ---------------------------------------

         During the past three years, the Company has sold securities to the individuals listed below. The issuances of these securities were considered to be exempt from registration under Rule 505 and 506 of Regulation D of the

Act, as amended, and the regulations promulgated thereunder. Each purchaser of the securities in such transaction represented his intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the certificates for the securities issued in such transaction. Each purchaser of the securities in such transaction had adequate access to information about the Registrant. There were no underwriters involved in the transactions and there were no underwriting discounts or commissions paid in connection therewith.

         In September 1997, the Company issued an aggregate of 2,747,476 shares of its Common Stock to 56 investors in exchange for 2,747,476 shares of Common Stock of Connecticut Valley Classics, Inc. ("CVC"). As a result of the exchange, CVC became a 97% owned subsidiary of the Company.


Item 16.          Exhibits
                  --------
1.1*              Form of Underwriting Agreement between the Company and Briarwood Investment Counsel, Inc.
1.2*              Form of Underwriter's Warrant
1.3*              Form of Investment Banking Agreement between the Company and Briarwood Investment Counsel, Inc.
3.1               Certificate of Incorporation of the Company and Amendments thereto
3.2               By-laws of the Company
4.1*              Specimen Common Stock Certificate
4.2*              Specimen Warrant Certificate
4.3*              Form of Warrant Agreement
4.4*              Form of public warrant agreement
5.1*              Form of opinion of Gersten, Savage, Kaplowitz & Fredericks, LLP
10.1*             Form of employment agreement with Dan Cooper, President of the Company
10.2*             The Company's 1997 Stock Option Plan
21.1              List of Subsidiaries
23.1              Consent of BDO Seidman, LLP
23.2              Consent of David A. Tarlow & Co., P.C.
                  Consent of Gersten,  Savage,  Kaplowitz & Fredericks,  LLP,  counsel for the Company  (included in
                  Exhibit 5.1 to this  Registration Statement)
24.1              Power of Attorney (included on the signature page of this Registration Statement)
27*               Financial Data Schedule

* to be filed by Amendment

Item 17  Undertakings
         ------------

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to any charter provision, by-law contract arrangements statute, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned small business issuer hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any Prospectus required by section 10(a)(3) of the Act;

         (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to suit information in the registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(4) For determining any liability under the Act, treat the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the small business issuer under Rule 424(b)(1), or
         (4) or 497(h), under the Act as part of this registration statement as of the time the Commission declared it effective.

(5) For determining any liability under the Act, treat each post-effective amendment that contains a form of Prospectus as a new registration statement at that time as the initial bona fide Offering of those securities.

(6) To provide to the Underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES

         Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on October 8, 1997.

CONNECTICUT VALLEY SPORTS, INC.


By:      /s/ John Tilleli
   ---------------------------------
         John Tilleli

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints John Tilleli, Chief Executive Officer, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, ad to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                            Title                                       Date
---------                                            -----                                       -----



     /s/  John Tilleli                      Chairman, Chief Executive Officer                     October 8, 1997
-------------------------------------
          John Tilleli


    /s/  Dan Cooper                         President and Director                                October 8, 1997
---------------------------------
         Dan Cooper


    /s/ Victor Wang                         Chairman and Director                                 October 8, 1997
---------------------------------
        Victor Wang


 /s/  Edward McCabe                         Treasurer and Director                                October 8, 1997
---------------------------------
      Edward McCabe


   /s/  Gary Landis                         Vice President-Marketing,                             October 8, 1997
---------------------------------           Secretary and Director
        Gary Landis


                                 EXHIBIT INDEX


Item 16.          Exhibits
                  --------
1.1*              Form of Underwriting Agreement between the Company and Briarwood Investment Counsel, Inc.
1.2*              Form of Underwriter's Warrant
1.3*              Form of Investment Banking Agreement between the Company and Briarwood Investment Counsel, Inc.
3.1               Certificate of Incorporation of the Company and Amendments thereto
3.2               By-laws of the Company
4.1*              Specimen Common Stock Certificate
4.2*              Specimen Warrant Certificate
4.3*              Form of Warrant Agreement
4.4*              Form of public warrant agreement
5.1*              Form of opinion of Gersten, Savage, Kaplowitz & Fredericks, LLP
10.1*             Form of employment agreement with Dan Cooper, President of the Company
10.2*             The Company's 1997 Stock Option Plan
21.1              List of Subsidiaries
23.1              Consent of BDO Seidman, LLP
23.2              Consent of David A. Tarlow & Co., P.C.
                  Consent of Gersten,  Savage,  Kaplowitz & Fredericks,  LLP,  counsel for the Company  (included in
                  Exhibit 5.1 to this  Registration Statement)
24.1              Power of Attorney (included on the signature page of this Registration Statement)
27*               Financial Data Schedule

* to be filed by Amendment